UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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FRESH DEL MONTE PRODUCE INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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INNOVATING FOR A BETTER WORLD TOMORROW

Fresh Del Monte Produce Inc. Proxy Statement 2021

A LETTER FROM OUR CHAIRMAN AND CEO

March 23, 2021

Dear Shareholder,

On behalf of the board of directors and management, it is my pleasure to invite you to attend the 2021 Annual General Meeting of Shareholders of Fresh Del Monte Produce Inc. The meeting will be held exclusively online via a live internet webcast due to the public health impact of the COVID-19 pandemic, and to protect the health and wellness of our shareholders, directors, employees, and guests. There will be no physical meeting, so you will not be able to attend in person. The accompanying notice and proxy statement set forth the details regarding admission and the business to be conducted at the annual general meeting.

Fresh Del Monte Produce is looking to the future with an eye towards being an agricultural innovator offering value added products direct to consumers, as a technology driven producer and supplier to our customers, and as a sustainability-minded company that recognizes our role in improving the entire global community we serve. As we are all aware, 2020 was a challenging year. However, I am pleased to share that despite the COVID-19 pandemic, Fresh Del Monte Produce was able to make great strides on our five-year transformational journey and became a leaner, more agile and efficient company. Some of the company’s strongest recent achievements include:

•	Launch of the Pinkglow™ Pineapple and the expansion of Honeyglow® Pineapple in several regions, two new products that demonstrate our innovative leadership position within the fruit category.
•

A groundbreaking partnership with Queensland University of Technology in Brisbane, Australia to lead innovation toward the development of disease-resistant bananas, including identifying new ways of growing bananas that are less susceptible to Tropical Race 4 (TR4), and are more sustainable.

•

Addition of six new energy efficient reefer container vessels to our fleet. With these new vessels we are well on our way to an estimated savings of nearly 19 thousand metric tons of fuel each year, meeting our commitment to reduce our C02 emissions and cut the company’s carbon footprint by 10% by the end of 2025.

•	New greenhouse agriculture projects which will make it possible to grow lettuce almost anywhere in the world.
•	Grand opening of our highly anticipated fresh cut facility in Yokohama, Japan, which increases our speed of delivery throughout Asia and the Pacific Rim.
•	New E-commerce platforms successfully launched in both the Dubai and in Dallas, offering consumers a direct-to-brand online purchase experience for the first time in the company’s history.
•	FRSHst – the company’s ground-breaking retail concept now officially opened and operating in Miami, Florida as part of our ongoing efforts to increase our direct to consumer interactions.
•	Continued success in expanding and diversifying our product offering such as Kiwi, Avocado, and other in-demand products.
•

Successful optimization of numerous company assets and resources, including a reorganization of the North American sales force, the sale of underutilized facilities in the MENA and South American regions, consolidation of North American facilities, and implementation of company-wide cost-saving measures.

•	Fully operational status of SAP systems in Dallas and Mexico for tracking performance metrics with close to real time accuracy.
•	Reduced long-term debt by $45 million at the end of 2020 as compared to the end of 2019.

I look forward to continuing to make progress on our strategic priorities, updating you regarding the actions we take, and our path forward.

On behalf of your board of directors, management and our employees, I thank you for your continued support and interest in Fresh Del Monte Produce Inc.

Sincerely,

Mohammad Abu-Ghazaleh

Chairman and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

DATE AND TIME:

Tuesday, May 4, 2021 at 11:30 a.m., Eastern Time

PLACE:

Due to the public health impact of the COVID-19 pandemic, the annual general meeting will be held exclusively online at www.meetingcenter.io/235586395 through a live internet webcast. There will be no physical meeting this year. You can find instructions on how to access the annual general meeting in the section of this proxy statement called “Access Instructions.”

ITEMS OF BUSINESS:

PROPOSAL 1	Elect three director nominees for a three-year term expiring at the 2024 Annual General Meeting of Shareholders and one director nominee for a two-year term expiring at the 2022 Annual General Meeting of Shareholders

PROPOSAL 2	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2021 fiscal year

PROPOSAL 3	Approve, by non-binding advisory vote, the compensation of our named executive officers in 2020

PROPOSAL 4	Approve and adopt the Second Amended and Restated Memorandum and Articles of Association

Transact other business properly presented at the annual general meeting or any postponement or adjournment thereof.

RECORD DATE:

The board of directors has fixed March 10, 2021 as the record date for the annual general meeting. This means that only shareholders as of the close of business on that date are entitled to receive notice of and to vote at the annual general meeting.

It is important that your shares be represented at the annual general meeting, regardless of the number you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. This will not prevent you from voting your shares in person via the virtual meeting platform if you are present.

Marlene M. Gordon

Senior Vice President, Chief Administrative Officer & General Counsel

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about March 23, 2021.

Our proxy statement and annual report are available online at www.envisionreports.com/FDP

2021 Proxy Statement	Table of Contents | i

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to shareholders on or about March 23, 2021. You should read the entire proxy statement carefully before voting. For more information regarding our 2020 performance, please review our annual report on Form 10-K for the 2020 fiscal year.

2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date and Time:	Tuesday, May 4, 2021 at 11:30 a.m. Eastern Time
Record Date:	March 10, 2021
Place:	Due to the public health impact of the COVID-19 pandemic, the annual general meeting will be held exclusively online at www.meetingcenter.io/235586395 through a live internet webcast. There will be no physical meeting this year. You can find instructions on how to access the annual general meeting in the section of this proxy statement called “Access Instructions.”

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board’s Recommendation	Page Reference (for more details	)

1. Election of Directors	FOR Each Director Nominee	10

2. Ratification of Ernst & Young, LLP as Auditors	FOR	33

3. Advisory Approval of Executive Compensation	FOR	38

4. Approval of Second Amended and Restated Memorandum and Articles of Association	FOR	66

VISION AND GOALS

Our vision is to inspire heathy lifestyles through wholesome and convenient products. During 2020 we continued to execute against our 5-year strategic plan implemented in 2019. Our long-term strategy is founded on six strategic goals:

Protect and grow the core business

Drive innovation and expansion growth on value-added categories

Evolve our culture to increase employee engagement and productivity

Become a technology driven company to drive efficiencies

Become a consumer driven company

Sustainability: waste less for a better world tomorrow

2021 Proxy Statement	Proxy Summary | 1

2020 FINANCIAL HIGHLIGHTS

While our 2020 results were negatively impacted by the COVID-19 pandemic and weather, we benefited from actions taken as part of our $100 million asset sale optimization program, as well as making progress on our five-year strategic initiatives to become a value-added and more diversified company. The emphasis on selling non-strategic, underutilized assets, and strengthening our core businesses led to improved cash flow and reduced debt. These efforts along with our versatile, vertically-integrated platform helped us mitigate the effects of disruptions, including weather and the COVID-19 pandemic.

(1)	Attributable to Fresh Del Monte Inc.
(2)	Free Cash Flow is calculated as Net Cash Provided by Operating Activities less Net Cash Used in Investing Activities.

2 | Proxy Summary	2021 Proxy Statement

OVERVIEW OF OUR DIRECTORS AND DIRECTOR NOMINEES

Director	Director Since	Age	Background	Current Committee Memberships
Mohammad Abu-Ghazaleh	1996	79	Chairman and Chief Executive Officer Fresh Del Monte Produce Inc.
Charles Beard, Jr.	2020	58	Chief Operating Officer, Guidehouse Inc.	Compensation and Governance
Michael J. Berthelot	2006	70	Chief Executive Officer, Cito Capital Corporation	Audit and Compensation (Chair) Lead Independent Director
Mary Ann Cloyd	2019	66	Former Senior Partner, PricewaterhouseCoopers LLP	Audit (Chair) and Governance (Chair)
John H. Dalton*	1999	78	Former President, Housing Policy Council of the Financial Services Roundtable	Audit, Compensation and Governance
Ahmad Abu-Ghazaleh	2018	44	Vice Chairman and Chief Executive Officer, Royal Jordanian Air Academy, Arab Wings, Queen Noor Technical College and Gulf Wings
Amir Abu-Ghazaleh	1996	74	General Manager, Abu-Ghazaleh & Sons Co. Ltd.
Kristen Colber-Baker	Nominee	57	Global Director, Diversity, Equity & Inclusion, Mars
Lori Tauber Marcus	Nominee	58	Director at Phunware, Inc., Golub Corporation and DNA Diagnostics Center

*	Mr. Dalton is not standing for re-election.

2021 Proxy Statement	Proxy Summary | 3

GOVERNANCE AND EXECUTIVE COMPENSATION HIGHLIGHTS

Our corporate governance practices and executive compensation standards include:

•	Our latest Corporate Sustainability Report was published in 2019 and updated in 2020 demonstrating our long-standing commitment to doing business in a sustainable way. (Page 25)

•	Executive compensation is tied to financial and operating performance. (Page 57)

•	Robust employee compensation recoupment or “clawback” policy. (Page 29)

•	Directors and officers are subject to rigorous stock ownership guidelines. (Page 55)

•	80% of our CEO’s target total compensation and an average of 58% of our other named executive officers’ target total compensation is at-risk or performance-based. (Page 43)

•	Advisory vote on executive compensation is conducted annually. (Page 39)

•	Executives are prohibited from short-sale transactions or hedging any shares. (Page 55)

•	Board conducts annual self-evaluation to determine effective functioning. (Page 19)

•	Director resignation policy for all director nominees. (Page 19)

•	Directors regularly attend continuing education programs.

•	With our two additional female director nominees, 38% of our board members will be women:

4 | Proxy Summary	2021 Proxy Statement

FRESH DEL MONTE PRODUCE INC.

c/o Del Monte Fresh Produce Company

241 Sevilla Avenue

Coral Gables, Florida 33134

PROXY STATEMENT

You are receiving this proxy statement because you own ordinary shares of Fresh Del Monte Produce Inc., or Ordinary Shares, that entitle you to vote at the 2021 Annual General Meeting of Shareholders, which we also refer to as the Annual Meeting. Our board of directors, or Board, is soliciting proxies from shareholders who wish to vote at the Annual Meeting. By use of a proxy, you can vote even if you do not attend the Annual Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision. The terms “Company,” “we,” “our” and “us” used in this proxy statement refer to Fresh Del Monte Produce Inc. and its subsidiaries unless the context otherwise requires.

ATTENDING THE ANNUAL MEETING

The Annual Meeting will be held exclusively online via a live internet webcast due to the public health impact of the COVID-19 pandemic and to protect the health and wellness of our shareholders, directors, employees, and guests. There will be no physical meeting, so you will not be able to attend in person. We have designed the format of the meeting to provide shareholders with the same rights and opportunities to participate as they would have at an in-person meeting. As discussed below, shareholders of record may vote their Ordinary Shares at the Annual Meeting. Beneficial owners of Ordinary Shares held in street name must obtain a legal proxy from the organization that holds their Ordinary Shares in order to attend the Annual Meeting and vote their Ordinary Shares at the Annual Meeting.

Even if you plan to attend the virtual-only Annual Meeting, we urge you to vote your Ordinary Shares by proxy before the Annual Meeting by following the instructions in the section below called “Questions And Answers About Our Annual Meeting – How do I vote?”

DATE, TIME AND PLACE OF THE ANNUAL MEETING

The Annual Meeting will begin promptly at 11:30 a.m., Eastern Time on Tuesday, May 4, 2021. You may log in to the virtual meeting site using the instructions below beginning at 11:15 a.m., Eastern Time. We encourage you to log in before the start time so that you will have enough time to complete the check-in process to attend the Annual Meeting. We will have support available beginning at 11:15 a.m., Eastern Time to assist shareholders once they have accessed the webcast with technical difficulties seeing or hearing the virtual meeting.

ACCESS INSTRUCTIONS

If you held your Ordinary Shares as of the record date as a shareholder of record (meaning you held your shares in your own name as reflected on the records of our transfer agent, Computershare), then you or your proxyholder may attend the virtual-only Annual Meeting, participate, vote, ask questions, and examine a list of the shareholders of record entitled to vote at the Annual Meeting by accessing www.meetingcenter.io/235586395 and entering the 15-digit control number on your proxy card and entering FDP2021 as the meeting password.

If you held your Ordinary Shares as of the record date in “street name” through an intermediary, like a broker or a bank, you must register in advance to attend the virtual-only Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the record holder of your Ordinary Shares and submit proof of your legal proxy reflecting the number of Ordinary Shares you held on the record date, as well as your name and email address, to Computershare. Please forward the email you receive from your broker or bank, or send an image of your legal proxy, to legalproxy@computershare.com. You may also send it to Computershare by mail at:

Computershare

Fresh Del Monte Produce Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

You must label your request to register as “Legal Proxy.” Your request must be received no later than 11:30 a.m. Eastern Time on May 4, 2021. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/235586395 and enter your control number and the meeting password, FDP2021.

2021 Proxy Statement	Questions and Answers | 5

If you have misplaced your control number, you may access the meeting as a guest by going to www.meetingcenter.io/235586395 and entering the meeting password, FDP2021, but you will not be able to vote during the Annual Meeting or ask questions.

ASKING QUESTIONS AT THE ANNUAL MEETING

Shareholders of record and beneficial owners who have logged in to the Annual Meeting with a control number as described above may submit questions any time before or during the Annual Meeting by clicking on the message icon in the upper right-hand corner of the broadcast screen. After the business portion of the Annual Meeting concludes, we will answer questions that have been submitted that are pertinent to the items being brought before the shareholder vote at the Annual Meeting, as time permits and in accordance with our Rules of Conduct for the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a paper copy of the proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide shareholders access to our proxy materials over the Internet. We believe that the e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice,” on or about March 23, 2021 to our shareholders at the close of business on March 10, 2021. The Notice contains instructions on how to access our proxy statement and annual report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions included in the Notice for requesting such materials at no charge.

What am I voting on?

At the Annual Meeting, you will be asked to vote on the following proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal	Board Recommendation

1. To elect three director nominees for a three-year term expiring at the 2024 Annual General Meeting of Shareholders and one director nominee for a two-year term expiring at the 2023 Annual General Meeting of Shareholders.

FOR each Director Nominee
2. To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the 2021 fiscal year.	FOR
3. To approve, by non-binding advisory vote, the compensation of our named executive officers in 2020, which we refer to as “Say on Pay.”	FOR
4. To approve and adopt the Second Amended and Restated Memorandum and Articles of Association.	FOR

We also will consider other business that properly comes before the meeting in accordance with the laws of the Cayman Islands and our Memorandum and Articles of Association. However, the Board is not aware of any other matters to be presented for action at the Annual Meeting.

Who can vote?

Holders of our Ordinary Shares at the close of business on March 10, 2021, are entitled to vote their Ordinary Shares at the Annual Meeting. As of March 10, 2021, there were 47,404,107 Ordinary Shares issued, outstanding and entitled to vote. Each Ordinary Share issued and outstanding is entitled to one vote.

What constitutes a quorum, and why is a quorum required?

We are required to have a quorum of shareholders present to conduct business at the meeting. The presence at the meeting, in person or by proxy (which includes attending the annual general meeting via the internet webcast), of the holders of a majority of the 47,404,107 issued and outstanding Ordinary Shares on March 10, 2021 will constitute a quorum, permitting us to conduct the business of the meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum if the shareholder or proxy representing the shareholder is present at the meeting. Ordinary Shares for which we have received executed proxies will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such Ordinary Shares are voted on any specific proposal.

6 | Questions and Answers	2021 Proxy Statement

What is the difference between a “shareholder of record” and a “street name” holder?

If your Ordinary Shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered a “shareholder of record” or a “registered shareholder” of those Ordinary Shares. In this case, your Notice of Internet Availability of Proxy Materials (“Notice”) has been sent to you directly by us.

If your Ordinary Shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian, you are considered the “beneficial owner” of those shares, which are held in “street name.” A Notice has been forwarded to you by or on behalf of your broker or other nominee, who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker or other nominee how to vote your Ordinary Shares by following the instructions for voting set forth in the Notice.

How do I vote?

If you hold your Ordinary Shares in your own name as a holder of record with our transfer agent, Computershare, you may vote at the Annual Meeting or by proxy as follows:

•

At the virtual-only meeting. You may attend and vote on-line during the virtual-only Annual Meeting by visiting www.meetingcenter.io/235586395 and entering the control number found on your proxy card and clicking on the “Cast Your Vote” link before the polls close.

•

Via the internet. You may vote by proxy before the Annual Meeting via the internet by visiting www.envisionreports.com/FDP and login using the control number found on your proxy card and clicking on the “Cast Your Vote” link.

•	By telephone. You may vote by proxy before the meeting by calling toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.
•	By mail. You may vote by proxy before the meeting by filling out your proxy card and sending it back in the envelope provided.

If your Ordinary Shares are held in “street name” through a broker, bank or other nominee, you will receive instructions from that organization that you must follow in order to have your shares voted. If you want to attend and vote at the virtual-only meeting, you must obtain a legal proxy from your broker, bank or other nominee, register to attend, and access the meeting, all as described above under “Access Instructions.”

What are the requirements to elect the director nominees and to approve each of the proposals in this proxy statement?

Under the laws of the Cayman Islands and our Memorandum and Articles of Association, the affirmative vote of a majority of the Ordinary Shares present in person at the annual general meeting (which includes attending the annual general meeting via the internet webcast), or represented by proxy, is necessary for approval of each of Proposal 1, Proposal 2, and Proposal 3, and the affirmative vote of at least two-thirds (66 2/3%) of the Ordinary Shares present in person at the Annual Meeting, or represented by proxy, is necessary for approval of Proposal 4. Abstentions will have no effect on the outcome of the vote for any of the Proposals under Cayman Islands law.

Proposal 3 is an advisory vote. This means that while we ask shareholders to approve a resolution regarding Say on Pay, it is not an action that requires shareholder approval.

What if I am a beneficial owner and I do not give the nominee voting instructions?

If you are a beneficial owner and your shares are held in “street name,” the broker is bound by the rules of the NYSE regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary authority to vote on the proposal and has not received specific voting instructions for the proposal from the beneficial owner of the shares. Broker non-votes are considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast.

2021 Proxy Statement	Questions and Answers | 7

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions and, if not, the impact of such broker non-vote on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote
1. Election of Directors	No	None
2. Ratification of Independent Registered Public Accounting Firm	Yes	Not Applicable
3. Say on Pay	No	None
4. Approval of Second Amended and Restated Memorandum and Articles of Association	Yes	Not Applicable

Our existing Amended and Restated Memorandum and Articles of Association were adopted in 1997 and consequently do not reflect subsequent changes in Cayman Islands law or corporate governance trends and contain many hold-over provisions that are not applicable once we became a public company. Approval of our Second Amended and Restated Memorandum and Articles of Association is a routine matter under NYSE Rule 452 as it does not (i) authorize or create a preferred stock or increase the authorized amount of an existing preferred stock, (ii) alter the terms or conditions of existing stock, (iii) involve a waiver or modification of preemptive rights, (iv) change existing quorum requirements with respect to stockholder meetings, (v) alter voting provisions or the proportionate voting power of a stock, or the number of its votes per share, or (vi) change the purposes or powers of the company.

What if I sign and return my proxy without making any selections?

If you sign and return your proxy without making any selections, your shares will be voted “FOR” each of the director nominees in Proposal 1 and “FOR” Proposals 2, 3, and 4. If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters for you at their discretion.

How do I change my vote?

A shareholder of record may revoke his or her proxy by giving written notice of revocation to our Corporate Secretary, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134, before the meeting, by delivering a later-dated proxy (either in writing, by telephone or over the Internet), provided that the new proxy card is received by Computershare Investor Services, P.O. Box 505000, Louisville, Kentucky, 40233 by 11:00 a.m., Eastern Time, on May 4, 2021, or by attending and voting at the virtual-only Annual Meeting.

If your shares are held in “street name,” you may change your vote by following your broker’s or other nominee’s procedures for revoking or changing your proxy.

What shares are covered by my proxy card?

Your proxy reflects all shares owned by you at the close of business on March 10, 2021.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares in more than one account. To ensure that all of your shares are voted, you should sign and return each proxy card. Alternatively, if you vote by telephone or via the Internet, you will need to vote once for each proxy card and voting instruction card you receive.

Who can attend the Annual Meeting?

Only shareholders as of the March 10, 2021, the record date, and our invited guests are permitted to attend the Annual Meeting. If you held your Ordinary Shares as of the record date as a shareholder of record, then you or your proxyholder may attend the virtual-only Annual Meeting, participate, vote, ask questions, and examine a list of the shareholders of record entitled to vote at the Annual Meeting by accessing www.meetingcenter.io/235586395 and entering the 15-digit control number on your proxy card and entering FDP2021 as the meeting password.

If you held your Ordinary Shares as of the record date in “street name” through an intermediary, like a broker or a bank, you must register in advance to attend the virtual-only Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the record holder of your Ordinary Shares and submit proof of your legal proxy reflecting the number of Ordinary Shares you held on the record date, as described above under “Access Instructions.”

8 | Questions and Answers	2021 Proxy Statement

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. You may attend and vote on-line during the virtual-only Annual Meeting by accessing the Annual Meeting as described above and clicking on the “Cast Your Vote” link before the polls close.

Where can I find voting results of the Annual Meeting?

We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed within four business days after the Annual Meeting.

Who should I call with other questions?

If you have additional questions about this proxy statement or the meeting or would like additional copies of this proxy statement or our annual report, please contact: Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134, Attention: Investor Relations, Telephone: (305) 520-8433.

2021 Proxy Statement	Questions and Answers | 9

PROPOSAL 1—ELECTION OF DIRECTORS

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to elect the following 4 director nominees to serve on the Board. Information about the Board and each director nominee is included in this section.

Class II Director Nominee Two-Year Term Ending 2023 Lori Tauber Marcus	Class III Director Nominees Three-Year Term Ending 2024 Mohammad Abu-Ghazaleh Ahmad Abu-Ghazaleh Kristen Colber-Baker

Voting Recommendation

The Board recommends that you vote “FOR” each director nominee listed above. After consideration of the individual qualifications, skills and experience of each of our director nominees, the Board believes these four director nominees would contribute to a well-balanced and effective Board.

Each of the Class III directors elected at the Annual Meeting will hold office until the annual general meeting of shareholders to be held in 2024 or until his or her successor has been elected and qualified, or until his or her earlier death, resignation, removal or disqualification. Mohammad Abu-Ghazaleh and Ahmad Abu-Ghazaleh currently serve as Class III members of the Board of Directors and Kristen Colber-Baker has been nominated to replace John Dalton who will be retiring at the 2021 annual general meeting of shareholders. Lori Tauber Marcus has been nominated to fill the vacancy existing in Class II. If elected, she will hold office until the annual general meeting of shareholders to be held in 2023 or until her successor has been elected and qualified, or until her earlier death, resignation, removal or disqualification.

Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the meeting, one or more of the director nominees has become unavailable to serve, shares represented by proxies will be voted for the remaining director nominees and for any substitute director nominee or nominees designated by the Board of Directors, unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve. Proxies cannot be voted for a greater number of persons than the director nominees listed.

The Board of Directors recommends a vote “FOR” each nominee for director

10 | Election of Directors	2021 Proxy Statement

ELECTION OF DIRECTORS

Introduction

Our Memorandum of Association provide that our Board must consist of between three and nine directors. Our Board currently consists of seven directors and is divided into three classes. We believe that the classified board is the most effective way for the Board to be organized because it ensures a greater level of certainty of continuity from year-to-year which provides stability in organization and experience. As a result of the three classes, at each annual general meeting, directors are elected for a three-year term. Class terms expire on a rolling basis, so that one class of directors is elected each year.

Our current directors and classifications are as follows:

Class I – Expiring 2022 Amir Abu-Ghazaleh Mary Ann Cloyd Charles Beard, Jr.	Class II – Expiring 2023 Michael J. Berthelot	Class III – Expiring 2021 Mohammad Abu-Ghazaleh Ahmad Abu-Ghazaleh John H. Dalton*

*	Mr. Dalton will not be standing for re-election.

The terms of the three current Class III directors expire at the Annual Meeting. Mr. Dalton has advised us that he does not wish to stand for re-election. The Governance Committee has recommended that Mohammad Abu-Ghazaleh and Ahmad Abu-Ghazaleh be nominated for re-election and Kristen Colber-Baker be elected to replace Mr. Dalton for a three-year term expiring at the 2024 Annual General Meeting of Shareholders. In addition, the Governance Committee has recommended that Lori Tauber Marcus be nominated to fill a vacancy as a Class II director for the remainder of the three-year term expiring at the 2023 Annual General Meeting of Shareholders.

Each of Mohammad Abu-Ghazaleh, Ahmad Abu-Ghazaleh, Kristin Colber-Baker and Lori Tauber Marcus have consented to serve if elected. If any director nominee is unable or unwilling to serve at the time of the election, the persons named in the form of proxy may vote for another person, or persons, in their discretion. A director nominee who fails to receive a majority of the votes cast will be required to submit his or her resignation as a director. The Board will then consider all the facts and circumstances relative to the continued service of such director before accepting or declining such resignation.

We believe that each of our directors and director nominees possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success. Our director nominees were nominated because each is of high ethical character, highly accomplished in his or her field with superior credentials and recognition, has a reputation, both personal and professional, that is consistent with our image and reputation, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our directors as a group complement each other and each of their respective experiences, skills and qualities so that collectively the Board operates in an effective, collegial and responsive manner.

2021 Proxy Statement	Election of Directors | 11

ELECTION OF DIRECTORS

Director Skills, Experience, and Background

The Board regularly reviews the skills, experience, and background that it believes are desirable to be represented on the Board and that align with our strategic vision and business and operations. The following is a summary and description of some of these skills, experience, and background that our continuing directors and director nominees bring to the Board. The directors’ biographies note each director’s relevant skills, experience and qualifications relative to this list.

LEADERSHIP EXPERIENCE	Experience serving as a CEO, CFO, senior executive or functional leader within an organization
8 of 8

PUBLIC COMPANY BOARD EXPERIENCE	Experience serving on the boards of other U.S. or international public companies and familiarity with key corporate governance matters
6 of 8

INDUSTRY EXPERTISE	Experience in key aspects of our businesses and industry, including food/agribusiness, distribution, transportation/shipping, retail and innovation/research & development
5 of 8

FINANCE/ACCOUNTING	Experience or expertise in financial accounting and reporting or the financial management of an organization
5 of 8

INVESTMENT EXPERIENCE	Experience overseeing investments and investment decisions of companies
6 of 8

INTERNATIONAL EXPERIENCE	Experience doing business internationally or focused on international issues and operations or with multinational companies
7 of 8

ERM/RISK MANAGEMENT	Experience overseeing risk management matters
4 of 8

M&A/INTEGRATION	Experience leading growth through acquisitions and other business combinations and ability to evaluate operational integration plans
5 of 8

12 | Election of Directors	2021 Proxy Statement

ELECTION OF DIRECTORS

Director/Director Nominee Biographies

Each director’s and director nominee’s principal occupation and other pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director, appears on the following pages.

Director Nominees

Class III Directors

Term To Expire at the 2024 Annual General Meeting

Mohammad Abu-Ghazaleh                Director Since: 1996                 Age: 79

Chairman and Chief Executive Officer, Fresh Del Monte Produce Inc.

Biography: Since 1996, Mr. Abu-Ghazaleh has served as our Chairman and Chief Executive Officer. He serves as the Chairman of the Royal Jordanian Air Academy, Arab Wings, Queen Noor Civil Aviation Technical College and Gulf Wings. Mr. Abu-Ghazaleh also serves as Chairman of the board of directors of International General Insurance Co. Ltd. and on the board of directors of United Cable Industries Company, Inc. He served on the board of directors of Bank Misr Liban from 2007 to September 2018. From 2004 to March 2011, Mr. Abu-Ghazaleh served on the board of directors of Jordan Kuwait Bank. Mr. Abu-Ghazaleh and Mr. Amir Abu-Ghazaleh are brothers. Mr. Abu-Ghazaleh is Mr. Ahmad Abu-Ghazaleh’s father.

Skills & Qualifications: Mr. Abu-Ghazaleh brings to the Board a unique understanding of our strategies and operations gained through over 20 years of executive leadership of our Company and over 45 years of experience in the fresh produce-related businesses serving in operations, management and executive leadership roles.

Experience Highlights:

Leadership, Public Company Board, Investment, Industry Expertise, International, ERM/Risk Management, M&A/Integration

Other Public Boards:

International General Insurance Co. Ltd. (Jordan).

United Cable Industries Company (Jordan).

Banque Misr Liban.

Jordan Kuwait Bank (Jordan).

2021 Proxy Statement	Election of Directors | 13

ELECTION OF DIRECTORS

Ahmad Abu-Ghazaleh                Director Since: 2018                Age: 44

Vice Chairman and Chief Executive Officer, Royal Jordanian Air Academy, Arab Wings, Queen Noor Technical College and Gulf Wings

Biography: Since 2003, Mr. Abu-Ghazaleh has served as the Vice Chairman and Chief Executive Officer of the Royal Jordanian Air Academy, a flight training academy, Arab Wings, private jet charter and aircraft management company, Queen Noor Technical College, a private engineering college, and Gulf Wings, a private jet charter company. He also serves as the Vice Chairman and Chief Executive Officer of the Abdali Celemenceau Hospital project in Amman, Jordan. He is the founder of the MMAG Foundation campus in Amman, a free art school, exhibition space and community center. Mr. Abu-Ghazaleh is an active member of several museum councils and advisory groups. Mr. Abu-Ghazaleh currently serves on several boards of directors of private and public organizations including, Banque Misr Liban since September 2018, Queen Rania Foundation, Endeavor Jordan and The American Center for Oriental Research (ACOR). He has served as the Chairman of United Cables Industries Company (UCIC), a Jordanian publicly traded company, since 2013 and of Augustus Management International since July 2016. He previously served as the Chairman of National Poultry Company (NPC), a publicly traded company and on the boards of directors of Arab Pharmaceutical Company and Modern Pharma, both publicly traded companies that were merged and sold to Hikma Pharmaceuticals (HIK: Lon). Mr. Abu-Ghazaleh is the son of Mr. Mohammad Abu-Ghazaleh and the nephew of Mr. Amir Abu-Ghazaleh.

Skills & Qualifications: Mr. Abu-Ghazaleh brings to the Board over 15 years of management experience in global operations, as well as extensive experience in the transportation and food industries.

Experience Highlights:

Leadership, Public Company Board, Investment, Industry Expertise, International

Other Public Boards:

United Cables Industries Company (Jordan).

National Poultry Company (Jordan).

Arab Pharmaceutical Company and

Modern Pharma (merged and sold to Hikma Pharmaceuticals) (HIK:Lon).

Banque Misr Liban.

Kristin Colber-Baker                Director Nominee                 Age: 57

Head of Global Diversity, Equity and Inclusion, Mars, Inc.

Biography: Since 2007, Ms. Baker has served in various leadership positions at Mars, Inc., including since December 2020, as the Head of Global Diversity, Equity and Inclusion; from 2015 to 2020, as the Global Head of Talent Development and from 2012 to 2015, as the Regional Head of Talent Development. From 2010 to 2012, Ms. Baker was the Global Head, Financial Planning, Reporting and Analysis at Wrigley Corp. and was responsible for critical post-merger integration efforts related to Mars’ acquisition of Wrigley. Since 2018, Ms. Baker has served on the Board of Directors of Compassion International, a global non-profit child development organization. From 2015 to 2018, Ms. Baker was Chairperson of the Wheaton College Leadership Council and Vice Chairperson of Partners International, a global non-profit organization.

Skills & Qualifications: Ms. Baker brings to the Board extensive human capital and culture expertise, global finance expertise as well as merger and acquisition experience.

Experience Highlights: Leadership, Industry Expertise, Finance/Accounting, International, M&A/Integration Independent Director Nominee

14 | Election of Directors	2021 Proxy Statement

ELECTION OF DIRECTORS

Class II Director Nominee

Term To Expire at the 2023 Annual General Meeting

Lori Tauber Marcus                Director Nominee                Age: 58

Director at Phunware, Inc., Golub Corporation and DNA Diagnostics Center

Biography: Since 2018, Ms. Marcus has served on the boards of Phunware, Inc, a publicly traded, enterprise software company, and Golub Corporation, a large, privately held regional grocer. Since 2016, Ms. Marcus has also served on the board of DNA Diagnostics Center, a privately held provider of DNA testing services. From 2017 to 2020, Ms. Marcus was a board director of Talalay Global, a privately held premium bedding manufacturer. In 2016, Ms. Marcus served as Interim Chief Marketing Officer for Peloton Interactive, Inc. a publicly traded fitness platform. From 2013 to 2015, Ms. Marcus was the Executive Vice President and Chief Global Brand and Product Officer at Keurig Green Mountain, Inc., a publicly traded coffee and coffee machine company. From 2011 to 2012, she was Chief Marketing Officer at The Children’s Place, a publicly traded children’s clothing company. She is also active in community service and since 2016 has served as a director for SHARE, a women’s cancer support organization. Since 2004, Ms. Marcus has served on the board of the Multiple Myeloma Research Foundation. Ms. Marcus founded Courtyard Connections, LLC in 2015, and since 2017 has worked with the Harvard Business School’s Kraft Precision Medicine Accelerator as Chair of the Direct-to-Patient Initiative.

Skills & Qualifications: Ms. Marcus brings to the Board strategic vision, strong business and general management acumen with direct-to-consumer expertise in e-commerce, digital marketing and social media to grow consumer-facing businesses worldwide.

Experience Highlights: Leadership, Public Company Board, Industry, International Independent Director Nominee Other Public Boards: Phunware, Inc.

2021 Proxy Statement	Election of Directors | 15

ELECTION OF DIRECTORS

Class I Continuing Directors

Term To Expire at the 2022 Annual General Meeting

Amir Abu-Ghazaleh                Director Since: 1996                 Age: 74

General Manager, Abu-Ghazaleh & Sons Co. Ltd.

Biography: Since 1987, Mr. Abu-Ghazaleh has served as the General Manager of Ahmed Abu-Ghazaleh & Sons Co. Ltd., a marketer and distributor of fresh fruit and vegetables. Mr. Abu-Ghazaleh serves on the boards of directors of Clemenceau Medical Center, Arab Wings and Royal Jordanian Air Academy. He also serves as the Chairman of Abu-Ghazaleh Investments (AGI). He previously served on the board of International General Insurance Co. Ltd in Jordan. Mr. Abu-Ghazaleh and Mr. Mohammad Abu-Ghazaleh are brothers, and Mr. Abu-Ghazaleh is the uncle of Mr. Ahmad Abu-Ghazaleh.

Skills & Qualifications: Mr. Abu-Ghazaleh brings to the Board over 20 years of executive, management and operating experience in the wholesale fresh fruit-related businesses, experience in marketing, finance corporate governance matters and international business with extensive knowledge of the Middle East markets.

Experience Highlights:

Leadership, Public Company Board,

Finance/Accounting, Investment,

Industry Expertise, International,

M&A/Integration

Other Public Boards:

International General Insurance Co.

Ltd. (Jordan).

Mary Ann Cloyd                Director Since: 2019                 Age: 66

Former Senior Partner, PricewaterhouseCoopers LLP

Biography: From 1990 until her retirement in June 2015, Ms. Cloyd was a senior Partner with PricewaterhouseCoopers LLP, a global accounting firm. During her 25 years as a partner at PwC, Ms. Cloyd served in multiple leadership positions. For example, from 2011 until her retirement, Ms. Cloyd led PwC’s Center for Board Governance. Ms. Cloyd is a retired Certified Public Accountant. Ms. Cloyd has served as a director of Bellerophon Therapeutics, Inc., a publicly traded clinical-stage biotherapeutics company, since 2016 and as a director of Ekso Bionics Holdings, Inc., a publicly traded company focused on exoskeleton technology since 2020. Ms. Cloyd also began serving as a director of Angel Pond Holdings Corporation, a publicly traded special purpose acquisition company, in 2021. Since April 2018, she has served as a director of NCMIC Group, Inc., a private mutual insurance and financial services company. Between 2004 and 2013, Ms. Cloyd served on both PwC’s Global and U.S. Boards of Partners and Principals. Ms. Cloyd also is on the Board of Directors for the Geffen Playhouse, the Caltech Associates Board and the Advisory Board of the UCLA Iris Cantor Women’s Health Center.

Skills & Qualifications: Ms. Cloyd brings to the Board 39 years of public accounting/advisory experience, significant experience in corporate governance matters and experience in risk management and oversight.

Experience Highlights:

Leadership, Public Company Board,

Finance/Accounting, ERM/Risk

Management

Independent Director

Committees:

Audit (Chair)

Governance (Chair)

Other Public Boards:

Bellerophon Therapeutics, Inc.

Ekso Bionics Holdings, Inc.

16 | Election of Directors	2021 Proxy Statement

ELECTION OF DIRECTORS

Charles Beard, Jr.                Director Since: 2020                 Age: 58

Former Senior Partner, PricewaterhouseCoopers LLP

Biography: Since 2018, Mr. Beard has served as the Chief Operating Officer of global consultancy firm Guidehouse Inc. and responsible for the day-to-day execution of the company’s enterprise services, risk and quality management strategy. He has more than 30 years of experience in professional advisory services focusing on technology-enabled operational transformations. He was previously with PwC where his practice focused on corporate transactions in the technology sector. He is the former General Manager of the Cybersecurity and Intelligence Unit of SAIC where he also served as the company’s Chief Information Officer. Previously, Mr. Beard led the global Transportation and Industrial Markets segment of KPMG consulting. Mr. Beard holds a Masters in Jurisprudence from Seton Hall School of Law, a MBA from the University of Montana and a Bachelor of Science from Texas A&M University. He is a graduate of the US Air Force Space & Missile program.

Skills & Qualifications: Mr. Beard brings more than 30 years of experience in technology management as well as significant experience in digital innovation and business automation.

Experience Highlights: Leadership, Industry Expertise, Finance/Accounting, ERM/Risk Management, International, M&A/Integration Independent Director Committees: Compensation Governance

2021 Proxy Statement	Election of Directors | 17

ELECTION OF DIRECTORS

Class II Continuing Director

Term To Expire at the 2023 Annual General Meeting

Michael J. Berthelot                 Director Since: 2006                Age: 70

Chief Executive Officer, Cito Capital Corporation

Biography: Since 2004, Mr. Berthelot has served as the Chief Executive Officer of Cito Capital Corporation, a strategic consulting firm, and, since 2010, as Managing Principal and founder of Corporate Governance Advisors Inc., a consulting firm that provides board evaluation and advisory services. Mr. Berthelot is a Certified Public Accountant. Mr. Berthelot is also a faculty member of the University of California San Diego’s Rady School of Management, where he teaches corporate governance in the MBA program. He served on the board of PenChecks Inc., a privately held financial services company, from February 2019 until June 2020. From 1992 to 2003, he served as Chairman and Chief Executive Officer of TransTechnology Corporation, a publicly traded multinational manufacturing firm, and from 2003 until 2006, he continued to serve as its non-executive Chairman. Mr. Berthelot served on the board of directors of Pro-Dex, Inc., a medical device manufacturer, from 2009 to 2013, where he also served as the Chief Executive Officer and President from 2012 to 2013.

Skills & Qualifications: Mr. Berthelot brings to the Board extensive management and operating experience, including in his previous role as a chief executive officer of a publicly traded multinational manufacturing and distribution business, as well as significant experience and corporate governance matters as well as accounting and financial reporting.

Experience Highlights:

Leadership, Public Company Board, Finance/Accounting, Investment, International, ERM/Risk Management, M&A/Integration

Lead Independent Director

Committees:

Audit

Compensation (Chair)

Other Public Boards:

TransTechnology Corporation

Pro Dex Inc.

18 | Election of Directors	2021 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our business and affairs are managed with oversight from our Board. Our Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders. Our Board has adopted Corporate Governance Guidelines that provide the framework for the governance of our Company. These guidelines are available on our Web site at www.freshdelmonte.com under the “Investor Relations” tab.

Highlights of our Corporate Governance Guidelines are described below:

•	a majority of directors of the Board must be independent as defined by New York Stock Exchange corporate governance listing standards, or NYSE Listing Standards;

•	if the Chairman of the Board is not an independent director, the Board will appoint a lead independent director;

•

the Board will have an Audit Committee, Compensation Committee and Governance Committee, together, the Committees, and each of their members will be independent as defined by the NYSE Listing Standards and applicable SEC rules. The Board may designate one or more additional Committees or create ad hoc Committees from time to time;

•

a director nominee who fails to receive a majority of the votes cast must submit his or her resignation to the Board. The Board will then consider all the facts and circumstances relative to the continued service of the director before accepting or declining his or her resignation;

•

the Governance Committee will oversee an annual self-evaluation of the Board and its Committees as prepared by its members to consider how each has performed relative to its goals, objectives, and charter; and

•	directors should not serve simultaneously on the boards of more than four other public companies and Audit Committee members should not serve on more than two additional audit committees.

Board Leadership Structure

Our Board has not adopted a formal policy regarding the need to separate or combine the offices of Chairman of the Board and CEO and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for our Company. Our CEO, Mohammad Abu-Ghazaleh, is also the Chairman of our Board. The Board currently believes that our Company and our shareholders are best served by having Mr. Abu-Ghazaleh hold both of these positions, given that he has the primary responsibility for managing our day-to-day operations and therefore has a detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our businesses. Our Board also believes that the CEO serving as Chairman of the Board further promotes information flow between management and the Board and enhances the quality of the Board’s overall decision-making process.

Lead Independent Director

In order to facilitate and strengthen the Board’s independent oversight of our Company’s performance and strategy and to uphold effective governance standards, the Board has established the role of a lead independent director. Mr. Berthelot currently serves as our lead independent director. The lead independent director:

•	acts as chairman for all meetings of the non-employee and independent directors, or in the absence of the Chairman of the Board;

•	convenes meetings of the independent directors upon the request of any of them, and establishes the agenda and approves the materials for those meetings; and

•	acts as a liaison between the Chairman and the non-employee and independent directors.

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CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines provide that the Board must have a majority of directors who are independent as required by NYSE Listing Standards. Each year, the Board undertakes a review of director independence, which includes a review of each director’s or nominee’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or nominee or any member of his or her immediate family and us, or members of our senior management or other members of our Board, and all relevant facts and circumstances regarding any such transactions or relationships. Consistent with these considerations, our Board has affirmatively determined that the directors and director nominees listed below are independent.

• Charles Beard, Jr. • Michael J. Berthelot • Mary Ann Cloyd • Kristin Colber-Baker • Lori Tauber Marcus

Meetings of the Board

The Board held 6 meetings during 2020. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director and (2) the total number of meetings of all Committees on which he or she served during the period in which he or she was a director. It is the policy of the Board to encourage its members to attend our annual general meeting of shareholders. All members of the Board in 2020 were present at our 2020 Annual General Meeting of Shareholders.

All of our non-employee directors meet in executive session (without management present) in connection with each scheduled Board meeting. Mr. Berthelot currently serves as the presiding director over all executive sessions of the non-employee directors. In addition, our independent directors meet separately, without the participation of directors who do not qualify as independent directors.

Board Committees

The Board has the following three standing Committees: Audit, Compensation and Governance. The Board has adopted a written charter for each of these Committees. Committee charters are available on our Web site at www.freshdelmonte.com under the “Investor Relations” tab. Each Committee conducts at least an annual review of and revises its respective charter, if necessary. The following table shows the members of each of the Board’s Committees and the number of Committee meetings held during the 2020 fiscal year.

Director	Audit Committee	Compensation Committee	Governance Committee

MichaelJ. Berthelot (LeadIndependent Director)	Member Financial Expert	Chair

CharlesBeard, Jr. IndependentDirector		Member	Member

MaryAnn Cloyd IndependentDirector	Chair Financial Expert		Chair

JohnH. Dalton* IndependentDirector	Member	Member	Member

Meetingsin 2020	13	5	8

*	As discussed above, Mr. Dalton is not standing for re-election.

20 | Corporate Governance	2021 Proxy Statement

CORPORATE GOVERNANCE

Audit Committee

Members	Primary Responsibilities

Michael J. Berthelot

Mary Ann Cloyd (Chair)

John H. Dalton

The Board determined that each member of the Audit Committee meets the independence requirements of the NYSE Listing Standards and the enhanced independence standards for Audit Committee members required by the SEC.

•  Oversees the quality and integrity of our financial statements and financial reporting process

•  Oversees our systems of internal controls over financial reporting and disclosure controls and procedures

•  Oversees the performance of our internal audit services function

•  Engages the independent auditors and evaluates their qualifications, independence and performance

•  Establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters

Financial Expertise. The Board determined that each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. In addition, the Board has determined that Mary Ann Cloyd and Michael J. Berthelot each qualifies as an “audit committee financial expert” as defined by SEC rules.

Compensation Committee

Members	Primary Responsibilities

Michael J. Berthelot (Chair)

Charles Beard, Jr.

John H. Dalton

The Board determined that each member of the Compensation Committee meets the independence requirements of the NYSE Listing Standards including the enhanced independence standards for Compensation Committee members.

•   Reviews our general compensation structure and policies

•   Reviews and sets the corporate goals and objectives for Chief Executive Officer (“CEO”) compensation and evaluates the CEO’s performance in light of such goals and objectives

•   Evaluates, determines and recommends CEO compensation, subject to approval by the independent directors

•   Recommends the compensation of our other executive officers and the terms of any new executive compensation programs

•   Reviews the compensation structure and policies applicable to the Board and recommends proposed changes

•   Administers our incentive plans, including approving awards under such plans

•   Reviews and discusses with management each year the Compensation Discussion and Analysis included in our annual proxy statement

•   Oversees our risk assessment and risk management relative to our compensation structure, benefits and incentive plans’ administration

•   Serves as a liaison to our Chief Administrative Officer and Chief Human Resources Officer to advise and provide insights and best practices regarding various human resource issues

Role of Independent Compensation Consultant. The Compensation Committee has the sole authority to retain compensation consultants or advisors to assist it in fulfilling its responsibilities, including evaluating and determining executive and director compensation, and in fulfilling its other responsibilities. In 2020, the Compensation Committee engaged Willis Towers Watson as its independent compensation consultant. Willis Towers Watson’s work with the Committee included analyses, advice, guidance and recommendations on executive and director compensation levels versus peers, market trends and incentive plan designs. In addition, in 2020, Willis Towers Watson conducted a review of our current peer group to ensure that it continues to serve as an appropriate benchmark for executive and director compensation levels and practices for 2021. Willis Towers Watson also reviewed our long-term incentive practices and provided updates on executive compensation trends and developments. Willis Towers Watson will continue to work with the Committee to provide it with analyses, advice, guidance and recommendations on executive and director

2021 Proxy Statement	Corporate Governance | 21

CORPORATE GOVERNANCE

compensation versus peers, market trends and incentive plan designs. Willis Towers Watson was engaged exclusively by the Compensation Committee on executive and director compensation matters and does not have any other consulting arrangements with the Company. The Committee took into consideration the consultant’s analyses, advice, guidance and recommendations in recommending changes to Board and executive compensation. The Committee considered the independence of Willis Towers Watson and determined that no conflicts of interest exist. For more information regarding the role of the compensation consultant, see the disclosure under “Compensation Setting Process—Role of Independent Compensation Consultant.”

Compensation Committee Interlocks and Insider Participation. During the 2020 fiscal year, Michael J. Berthelot, John H. Dalton and Charles Beard, Jr. served as Compensation Committee members. None of these individuals was, during 2020, an officer or employee of our Company, or was formerly an officer of our Company. There were no transactions in 2020 between us and any directors who served as Compensation Committee members for any part of 2020 that would require disclosure by us under SEC rules requiring disclosure of certain relationships and related party transactions. During 2020, none of our executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board.

Governance Committee

Members	Primary Responsibilities
Mary Ann Cloyd (Chair) Charles Beard, Jr. John H. Dalton The Board determined that each member of the Governance Committee meets the independence requirements of the NYSE Listing Standards.

•   Identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board

•   Develops and recommends to the Board criteria for selecting new directors

•   Recommends director nominees for approval by the Board and the shareholders, and considers and recruits candidates to fill positions on the Board

•   Reviews director candidates recommended by shareholders for election

•   Assesses the contributions of incumbent directors

•   Advises the Board with respect to Committee membership and operations

•   Oversees preparation of the CEO succession plan and reviews succession plans for directors, Committee members and Committee chairs

•   Oversees our policies and programs with respect to sustainability, corporate social responsibility and the environment

•   Reviews with senior management our major risk exposures, as well as our risk management practices and our guidelines, policies and processes for risk assessment and risk management

•   Oversees our compliance with legal and regulatory requirements, including our Ethics & Compliance Program, Code of Conduct and Business Ethics Policy

•   Develops and recommends to the Board corporate governance guidelines

22 | Corporate Governance	2021 Proxy Statement

CORPORATE GOVERNANCE

The Nomination Process

In considering each director nominee for the Annual Meeting, the Board and the Governance Committee evaluate such person’s background, qualifications, attributes and skills to serve as a director. The Board and the Governance Committee also evaluate each of the director’s contributions to the Board and role in the operation of the Board as a whole.

Consideration of Director Nominees. The Governance Committee considers possible candidates for nominees for directors from many sources, including management and shareholders. The Governance Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as director nominees and other candidates recommended to the Governance Committee, in accordance with the following criteria:

•	their reputation for honesty and ethical conduct in their personal and professional activities and their strength of character and judgment;

•	their ability and willingness to devote sufficient time to Board duties;

•

their educational and industry background, as well as their business and professional achievements and experience, particularly in light of the Company’s business and its size, complexity and strategic challenges and whether they have demonstrated, by significant accomplishment in their fields, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company;

•	their potential contribution to the diversity and culture of the Board; and

•	their independence from management under requirements of applicable law and listing standards.

In connection with the selection of any new director nominee, the Governance Committee will assess the skills and experience of the Board, as a whole, and of each of the individual directors. The Governance Committee will then seek to identify those qualifications and experience sought in any new candidate in light of the criteria described above that will maintain a balance of knowledge, experience and skills on the Board and produce an effective Board. The Governance Committee has the authority to engage the services of executive search firms to assist the Governance Committee and the Board in identifying and evaluating potential director candidates. Following the identification of director candidates, such individuals will be interviewed by the Chairman and CEO, the President and COO and a majority of the Governance Committee members. The Governance Committee will consider the results of the interviews and will decide whether to recommend, and the Board will decide whether to approve, the candidate’s appointment as a director.

While the Board does not have a formal diversity policy, as a matter of practice, the Board considers diversity in the context of the Board as a whole and takes into account, among other factors, considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work.

Shareholder Nominations of Director Candidates. Our Governance Committee has adopted policies addressing the procedures by which shareholders may recommend director nominees. A shareholder desiring the Governance Committee to consider any person for nomination for election to the Board must deliver a written submission to the Governance Committee in care of the Secretary, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134. Such submission must include (i) the candidate’s name and contact information; (ii) a detailed resume of the candidate and a statement explaining the qualifications of the candidate that, in the view of the candidate and/or the shareholder, would make such person a suitable director and a description of the candidate’s reasons for seeking election as a director, which description must include any plans or proposals that such person or the shareholder may have that relate to, or would result in any of the actions described in Item 4 of Schedule 13D (or any successor provision) under the Exchange Act; (iii) a statement of whether the candidate meets applicable law and listing requirements pertaining to director independence; (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and other material relationships, between or among the candidate, the shareholder (and/or any beneficial owner on whose behalf the recommendation is made) and its affiliates and associates, or others acting in concert therewith, on the one hand, and the candidate and his or her respective affiliates and associates, or others acting in concert therewith; (v) any information relating to the candidate, the shareholder and their respective affiliates or associates that would be required to be disclosed in a proxy solicitation for the election of directors of the Company pursuant to Regulation 14A under the Exchange Act or otherwise be required to be provided pursuant to our Memorandum and Articles of Association; and (vi) the written consent of the candidate to serve as a director, if elected.

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CORPORATE GOVERNANCE

The submission should include an undertaking to submit to the Secretary of the Company a statement amending any of the foregoing information promptly after any material change occurs in such information as previously submitted. The Governance Committee may require additional information from the nominee to perform its evaluation of the eligibility of the nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. In addition to the foregoing, any nomination by a shareholder of any person for election to the Board must comply with the advance notice requirements of our Memorandum and Articles of Association. For more information regarding the advance notice requirements, see “Shareholder Proposals and Director Nominations for 2022 Annual General Meeting” in this proxy statement.

Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight, which it fulfills directly and through its Committees, depending on the nature of the risks. Oversight is supported by management reports, reports by our independent auditors and advisors, all of which are intended to help the Board or the relevant Committees identify and manage key risks and exposures. The Board and its Committees also have regular executive sessions with the head of internal audit, as well as with the independent accountants and, where appropriate, other advisors, without any other management present. In addition, the Governance Committee reviews with senior management our major risk exposures, as well as our risk management practices and our guidelines, policies and processes for risk assessment and risk management. The Board satisfies its oversight responsibility through full reports by each Committee chair regarding the Committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company. The allocation of risk oversight among the Board and its Committees is summarized below.

BOARD OF DIRECTORS

•   Strategic, financial and execution risks and exposures associated with our operations, including matters affecting capital allocation;

•   Major litigation exposures;

•   Significant regulatory changes that present risks or may otherwise affect our business operations;

•   Senior management succession planning;

•   Major acquisitions and divestitures; and

•   Other matters that present material reputational risk or risk to our operations, plans and prospects, taken as a whole.

Audit Committee • Financial Risk • Financial reporting • Public disclosures • Internal control over financial reporting • Financial policies • Credit and liquidity matters	Compensation Committee • Compensation structure, policies and practice • Compensation benefits and incentive plans

Governance Committee

•   Enterprise Risk Management Program

•   Corporate governance

•   Sustainability

•   Corporate social responsibility

•   Environment

•   Director succession

•   Legal compliance

•   IT, Cyber Security and Privacy

24 | Corporate Governance	2021 Proxy Statement

CORPORATE GOVERNANCE

Compensation Risks

In 2020, as part of our risk management process, we conducted an annual comprehensive review and evaluation of our compensation programs and policies. The assessment covered each material component of executive and non-executive employee compensation. Based on a review and analysis of our incentive plans, policies and programs, we believe that these programs are not reasonably likely to give rise to risks that would have a material adverse effect on our business. In evaluating our compensation components, we took into consideration the following risk-limiting characteristics:

•	Bonus payout under our annual incentive plan and long-term incentive plan is capped;

•

A significant percentage of our overall pay mix is long-term or equity-based, which, when combined with our Stock Ownership Guidelines, aligns our executive officers’ interests with shareholders’ interests and minimizes the taking of inappropriate or excessive risk that would impair the creation of long-term shareholder value;

•	We use multiple objectives which serves to limit the potential benefit of any single episode of excessive risk taking;

•

We have effective management processes for establishing key financial and operating targets, and monitoring financial and operating metrics and all computations and recommendations are subject to multiple levels of review including local, regional, corporate, and board level reviews;

•	We have effective monitoring by external and internal audit; and

•	All our compensation programs include claw back provisions if an award is granted based upon incorrect data.

Sustainability and Social Responsibility at Fresh Del Monte Produce

As one of the world’s leading produce companies, we recognize that it is our responsibility to provide safe and wholesome food to our consumers, while also protecting and ensuring the well-being of our planet. This is why we embed sustainability into how we do business, including how we grow, transport, package and deliver our products and in how we interact with our communities.

As a vertically integrated consumer foods company, we also recognize our unique ability to impact many parts of the value chain. We know the agricultural industry is a significant contributor of greenhouse gas emissions, and simultaneously we see the impacts of climate change on the ground, as we work to adapt our practices to shifting climate patterns, and increasingly extreme weather events. As a company, we are working to tackle the challenge of climate change in agriculture head on, and leading our industry towards transparency, accountability and transformative action on reducing greenhouse gas emissions.

From the devastating health and economic impacts of COVID-19, to the crucial need for an inclusive and equitable society to the urgency of addressing climate change, we believe it is critical to step up to the challenges our world is currently facing.

Key Sustainability and Social Responsibility Progress in 2020:

•

We received the Best Green and Environmental Stewardship honors from PR Daily for our conservation work in Costa Rica. While we are extremely proud of this achievement, we are committed to continuing our efforts.

•	We donated more than 17 million pounds of fresh produce to communities across the globe, aided in sanitation efforts across our various regions and helped build a field hospital in Central America.

•	We launched a key partnership between Del Monte Kenya and the United Nations Foundation to promote the health and empowerment of women employees and community members.

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CORPORATE GOVERNANCE

•

We released our new Environmental Policy and Land and Water Suitability Analysis Policy that includes updated global guidelines around our environmental management system, and commitments to continuous improvement in collective water stewardship, waste reduction, ecosystem conservation and greenhouse gas emissions reduction.

•

We worked to monitor the watersheds of our operations and identify key risk drivers to increase our resilience. In our areas of high water risk, we made significant advancements in water use reduction: in 2020 we reduced our total water consumption and our water use intensity (m3 of water consumed per metric ton of product) by 9% in areas identified as high risk for water impacts compared to a 2011-2014 baseline.

•

We launched our Environmental Action Tool and database to track company-wide greenhouse gas emissions (facility by facility) for the first time in our company’s history. We are proud to share that 100 percent of our operations across all 21 countries that we operate in participated in this year’s report.

•

We became the first global marketer of fruits and vegetables to join the Science Based Targets initiative (SBTi). As a next step in our climate program, we will work with the SBTi to develop our target for reducing our greenhouse gas emissions by 2030.

•	We released an update report to our 2018/2019 CSR outlining our key progress towards our sustainability goals in 2020.

Governance of Sustainability at Fresh Del Monte

The Governance Committee of the Board is responsible for all oversight of sustainability related issues at Fresh Del Monte. The Governance Committee reviews with the Company’s senior management on major risk exposures (whether financial, operating, regulatory or otherwise) and the steps that management has taken to monitor and control such exposures, as well as the risk management practices and the guidelines, policies and processes for risk assessment and risk management. The Chief Sustainability Officer (who also serves as the SVP of Agricultural Services and Research and Development) reports key issues to the Governance Committee with support of the Sustainability Steering Committee.

The Chief Sustainability Officer is the key position in charge of both assessing and managing sustainability related risks and opportunities and directing our regional team’s response. The CSO works directly with the Sustainability Steering Committee – a cross-departmental group of company leaders that build the company’s sustainability objectives in each area of impact. Members include the Chief Administrative Officer & General Counsel, Chief Human Resources Officer, Chief Financial Officer, Vice President of Investor Relations, Senior Director of Corporate Communications and Global Sustainability Program Lead.

The CSO and Sustainability Steering Committee then work with Sustainability Leaders in each of our operating facilities to enact critical sustainability programs, including climate mitigation and adaptation activities. Each facility globally has a team member responsible for managing sustainability related programs and activities. In our larger agricultural operations, we have a formal position dedicated to sustainability and environmental management. Our operations work with key stakeholders in their operating regions and are able to respond and react to the unique context of sustainability where they are located.

We recognize that each community we do business in has unique needs, challenges, and cultures. As such, we work with each community individually through local organizations and governments to help develop initiatives that address some of their biggest challenges. Globally, we launch and support a variety of projects each year, from providing clean water, to funding schools, to planting trees.

By 2025, our goal is to support 300 local sustainability programs that create measurable and lasting change. These programs include, but are not limited to, providing women with reproductive health information and services, coordinating and distributing fresh produce donations to those in need and building schools, funding scholarships, and providing school supplies to tens of thousands of students across the globe.

To do this, we maintain a Community Outreach Program through our Fresh Team Employee Engagement Program. The purpose of the Community Outreach Program is to advance our CSR initiatives by developing, supporting, inspiring and celebrating CSR programs and activities to assist local community needs. We work to empower our employees to get involved in their local communities to make a positive and lasting impact.

26 | Corporate Governance	2021 Proxy Statement

CORPORATE GOVERNANCE

COVID-19 brought a wealth of new challenges across the globe. We partnered with our communities to help them tackle these newfound issues. In the Philippines, Kenya and Chile, we partnered with local officials and organizations to assist with sanitation efforts. In 2020, we donated more than 15 million pounds of produce that helped feed North American families. We also donated more than two million pounds to families in Central America. In the UK, we donated 80,000 bags of fresh produce to essential workers. And, in Guatemala, we made financial donations to help support the development of a field hospitals. We are dedicated to helping our consumers, communities and customers persevere through these tough times.

Sustainability Strategy

Our sustainability strategy is deeply rooted in our culture at Fresh Del Monte Produce and we are all committed to working towards A Better World Tomorrow for generations to come. We work toward fulfilling our sustainability strategy by:

PROVIDING HEALTHY CHOICES	GROWING WITH OUR COMMUNITIES	PROTECTING OUR PLANET	LIVING OUR VALUES

Encourage healthy lifestyles by providing fresh and wholesome food to our consumers.	Ensure the well-being of our communities and foster growth within each of them.	Protect and promote the health of our planet, its wildlife and its natural resources.	Provide wholesome, safe and fresh products by supporting our team members and integrating our values into everything we do.

Key Sustainability Commitments and Progress

2021 Proxy Statement	Corporate Governance | 27

CORPORATE GOVERNANCE

In our 2018/2019 Sustainability Report we set new goals and standards for ourselves for the next 5 years. In 2020, we made great strides to achieving these goals. We released an update report to our 2018/2019 CSR outlining our progress. Key takeaways:

•

We committed to reaching 100% of our global product volume certified as sustainably grown by SCS Global Services by 2025. We are on target as, to date, 74% of our production volume is certified as sustainably grown.

•	We committed to monitoring 100% of protected areas annually by 2025 by conducting an inventory of species in each of our reserves. We are on track having met 24% of its target to date.

•	In order to grow with our communities, we plan to plant and/or donate 2,500,000 trees by 2025. To date, 875,000 trees have been planted and/or donated.

•	We committed to supporting 300 local sustainability programs that create measurable and lasting change by 2025, we have already surpassed this goal by an additional 20%.

•	We committed to providing educational opportunities to 20,000 students and adult learners by 2025. To date, we have provided opportunities to nearly 15,000.

•

With the objective of protecting the planet, we are aiming to reduce our absolute Scope 1 CO2e emissions from vessel shipping by 10% by 2025. We have recently made significant investments in six fuel-efficient vessels. We anticipate that these new vessels will result in the achievement of our Scope 1 GHG emissions reduction goal by 2025.

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CORPORATE GOVERNANCE

We have received various recognitions worldwide for our sustainability efforts, including:

•	2015 – Certified as Carbon Neutral by SCS Global Services at our banana operation in Costa Rica (BANDECO division).

•	2018 – The Department of Environment and Natural Resources - Environmental Management Bureau in the Philippines awarded Ms. Limpio with the Outstanding Women in Water Award.

•	2018 – Recognized as Kenya’s Exporter and Importer of the Year by East Africa Maritime Awards.

•	2018 – Our operations in Kenya scored an A grade (Outstanding) by the Business Social Compliance Initiative (BSCI).

•	2019 – Certified Carbon Neutral by SCS Global Services at our pineapple operation in Costa Rica (PINDECO division).

•	2020 – Received PR Daily’s Best Green and Environmental Stewardship award for our efforts in conserving vibrant forest habitats in Costa Rica.

•	2020 – Received honors from the government of Guatemala for our unwavering support to the Guatemalan people in the middle of the COVID-19 and ETA/IOTA crisis.

•

2020 – Received 4 awards for our efforts to support our communities in California with food donations: (in 2020 we donated over 6.4 million pounds of fresh produce with our Port Hueneme operation to those in need). Awards include: Port Hueneme Oxnard Harbor District: Presidential COVID-19 Emergency Frontline Responder Award, San Fernando LGBT Community Center: Certificate of Appreciation, Food Bank of Santa Barbara County: 2020 Hunger Relief Champion and Oxnard Chamber of Commerce: Chair’s Awards of Excellence.

•	2020 – Committed to the Science Based Targets initiative for Climate Action.

•

2020 – Our Kenya launched a partnership with the World Benchmarking Alliance (WBA), the Universal Access Project of the UN Foundation (UNF), and five other global companies in advancing the health and well-being of more than 500,000 women workers.

More detailed sustainability information, including our sustainability journey, goals and commitments, and our sustainability report, is available on our Web site at www.freshdelmontecsr.com.

Employee Compensation Recoupment Policy

We have adopted the Employee Compensation Recoupment or “Clawback” Policy (the “Recoupment Policy”), which covers all our current and former employees (the “Covered Employees”). The Recoupment Policy allows the Company to cancel and/or recover severance and other separation benefits and short-term and long-term incentive awards granted, payable or paid to Covered Employees in the event of:

•

any inaccurate financial statement – inaccurate financial statement means an inaccurate financial statement of the Company or any inaccurate calculation or determination of performance criteria with respect to the Company or a subsidiary (whether or not contained in a financial statement), regardless of whether such inaccuracy is the result of covered conduct or the subject of an accounting restatement, or

•

any covered conduct by any Covered Employees – covered conduct means gross negligence, intentional misconduct, fraud or embezzlement (referred to as serious misconduct), failure to comply with our Code of Conduct and Business Ethics Policy or any other employee policy, self-dealing or other breach of the duty of loyalty, failure to comply with non-compete, non-solicit or confidentiality provisions or any other restrictive covenants contained in any employment agreements or behavior that is detrimental to the business or reputation of our Company.

2021 Proxy Statement	Corporate Governance | 29

CORPORATE GOVERNANCE

If the Compensation Committee determines that a Covered Employee was paid or awarded during a three-year lookback period more than he or she would have been paid or awarded absent the inaccurate financial statement (other than as a result of serious misconduct), then the Compensation Committee may, to the extent permitted by applicable law, seek to recover such excess compensation from short-term or long-term incentive awards. If the Compensation Committee determines that during a three-year lookback period any serious misconduct occurred (including if such serious misconduct resulted in an inaccurate financial statement), the Compensation Committee may cancel and/or recover any short-term or long-term incentive awards and any severance or other separation benefits granted, payable or paid to a Covered Employee, with no limit to the amount that it may cancel or recover.

No Hedging Policy

We have adopted a hedging policy which prohibits all our directors and employees, including our executive officers, or any of their designees, family members or entities that they influence or control, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities that were granted to the director or employee as part of their compensation or that are held, directly or indirectly, by any such persons.

Code of Conduct and Business Ethics Policy

We have adopted a Code of Conduct and Business Ethics Policy, or the Code, that applies to all our employees and to our directors. The Code is designed to ensure that our business is conducted in a consistently legal and ethical manner. The Code includes policies on employment, conflicts of interest and the protection of confidential information, and requires adherence to all laws and regulations applicable to the conduct of our business. Our Code addresses the requirements and obligations applicable to officers and employees with important roles in the financial reporting process.

The Code is available on our Web site at www.freshdelmonte.com under the “Investor Relations” tab. We intend to disclose any amendments to, or waivers of, the Code relating to our directors or executive officers on our Web site within four business days following the date of the amendment or waiver. Only the Board may grant a waiver from any provision of our Code in favor of a director or executive officer.

Related Person Transactions

Our Board has adopted the Company’s Aircraft Travel Policy to clarify and document the procedures and safety requirements with respect to the authorization to use private or charter aircraft in which Mohammad Abu-Ghazaleh, our Chairman and CEO, has an interest for business travel by Mohammad Abu-Ghazaleh and such other persons as he may designate. In 2020, we incurred approximately $1,275,827 million of air charter expenses with respect to an aircraft that is indirectly owned by Mohammad Abu-Ghazaleh and is managed by Arab Wings, an aircraft management company in which Mohammad Abu-Ghazaleh has an ownership interest. Mohammad Abu-Ghazaleh is Chairman of Arab Wings, Ahmad Abu-Ghazaleh is Vice Chairman and CEO of Arab Wings, and Amir Abu-Ghazaleh serves as one of its directors. The Audit Committee reviewed and evaluated all such expenses on a quarterly basis during 2020 and determined that the rates charged for these services were comparable to market rates charged to unrelated companies for use of a similar aircraft. Del Monte Food Company Jordan LLC is owned 50% by Del Monte UAE, a wholly owned indirect subsidiary of the Company, and 50% by Mohammad Abu-Ghazaleh. During 2020, Mohammad Abu-Ghazaleh’s son-in-law, an employee of a subsidiary of the Company, received compensation of $239,074.75 and participated in the general welfare benefit plans available to employees of such subsidiary.

Related Person Transactions Policy

Our Board has adopted a written policy for the review and approval of related person transactions. The policy operates in conjunction with other aspects of our Company’s compliance program, such as our Code of Conduct and Business Ethics Policy, which requires directors and employees to report any circumstances that may create or appear to create a conflict between the interests of the related person and those of our Company, regardless of the amount involved. Our directors

30 | Corporate Governance	2021 Proxy Statement

CORPORATE GOVERNANCE

and executive officers must also periodically confirm information about related person transactions, and management reviews its books and records and makes other inquiries as appropriate to confirm the existence, scope and terms of related person transactions.

Under the policy, a “related person” is (i) a director, or executive officer of the Company, his or her immediate family members, any individual (other than tenants and employees) who shares that person’s home, or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest; or (ii) any person who is the beneficial owner of more than 5% of our voting securities or a member of such person’s immediate family. A related person transaction is a transaction involving the Company and a related person, excluding certain employment arrangements.

Pursuant to the policy, the Audit Committee must evaluate each related person transaction and recommend to the disinterested members of the Board whether the transactions are fair, reasonable and within Company policy, and should be approved or ratified. Related person transactions entered into, but not approved or ratified, are subject to termination if so directed by the Audit Committee or the Board, as applicable. The Audit Committee considers each related person transaction in light of all relevant factors and the controls implemented to protect the interests of our Company and our shareholders, including:

•	The benefits of the transaction to the Company;

•	The terms of the transaction and whether they are arm’s length and in the ordinary course of our business;

•	The direct or indirect nature of the related person’s interest in the transaction;

•	The size and expected term of the transaction; and

•	Other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

Director Compensation

General. The Board maintains a compensation arrangement for the non-employee directors of the Board. The Board compensation arrangement is comprised of the following types and levels of compensation:

Annual Equity Grant. Each year, non-employee directors receive an equity grant. As disclosed in last year’s proxy, in 2020 we changed the form of directors’ equity grants from restricted shares to restricted share units and to make the awards on the date of the annual general meeting of shareholders. Given that 2020 was the transition year, a prorated restricted share unit award was issued on January 1, 2020 to cover the period from that date to the Annual Meeting. This award was equivalent to 1,229 restricted share units for each non-employee director (an approximate value of $42,300, calculated in accordance with Financial Accounting Standards Board, or FASB, ASC Topic 718). Later, on April 28, 2020, each non-employee director received an annual grant of 3,558 restricted share units with an approximate value of $125,000. These restricted share units vest 12.5% at the end of each three-month period following the grant date. In addition, the holding period requirement of six-months post retirement was eliminated. However, upon vesting of the awards, directors are required to hold the shares until the share ownership guidelines are met under our share ownership and retention policy. See “Share Ownership Policy” below.

Retainer and Fees Paid in Cash. The annual retainer for non-employee directors is $90,000. Directors serving as members of the Audit Committee, the Compensation Committee and the Governance Committee are entitled to additional annual retainers of $15,000, $7,500 and $5,000, respectively. The lead independent director is entitled to an additional retainer of $35,000, and the Chairs of the Audit Committee, the Compensation Committee and the Governance Committee are entitled to an additional retainer of $25,000, $15,000 and $15,000, respectively. Non-employee directors are also reimbursed for incidental expenses associated with each Board and/or Committee meeting. Directors who are employees do not receive any additional compensation for their services as a director.

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CORPORATE GOVERNANCE

The following table sets forth information regarding the compensation of our non-employee directors for 2020. Mohammad Abu-Ghazaleh, our Chairman and CEO, is omitted from the table as he does not receive any additional compensation for his services as a director. For more information on Mohammad Abu-Ghazaleh’s compensation, see “Executive Compensation” beginning on page 57.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Amir Abu-Ghazaleh	90,000	167,295	257,295
Mary Ann Cloyd	127,500	167,295	294,795
Michael J. Berthelot	155,000	167,295	322,295
Charles Beard, Jr. (3)	75,167	167,295	207,679
John H. Dalton	116,250	167,295	283,545
Ahmad Abu-Ghazaleh	90,000	167,295	257,295
Madeleine Champion (4)	27,500	42,302	69,802

(1)

Amounts reflect the aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees and committee and/or chairmanship fees for our 2020 fiscal year.

(2)

Amounts reflect the full grant date fair value of a grant of restricted shares, determined in accordance with FASB ASC 718-10 Compensation - Stock Based Compensation. The assumptions used in determining these valuations are the same as those used in our financial statements for the 2020 fiscal year. Those assumptions can be found in Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the 2020 fiscal year. This grant is based on the Company’s 2014 Omnibus Share Incentive Plan, or 2014 Omnibus Plan.

(3)	Charles J. Beard, Jr. was appointed to the Board effective April 7, 2020.
(4)	Madeleine Champion stepped down from the Board effective April 28, 2020.

The following table sets forth the aggregate number of restricted shares (i.e., shares subject to the retention requirement) outstanding at December 31, 2020 for each of our non-employee directors who served in 2020.

Name	Aggregate Number of Restricted Shares Outstanding at December 31, 2020
Amir Abu-Ghazaleh	13,949
Mary Ann Cloyd	4,718
Michael J. Berthelot	15,938
Charles Beard, Jr.	2,806
John H. Dalton	15,938
Ahmad Abu-Ghazaleh	6,352

Share Ownership Policy. We have a share ownership and retention policy that applies to non-employee directors. In 2020, we reviewed and amended this policy to provide that non-employee directors are expected, within five years of the director’s appointment, to acquire and hold Ordinary Shares having a value equal to four times the annual cash retainer for non-employee directors. The current annual board retainer is $90,000, and, as a result, the new ownership target is Ordinary Shares having a value of $360,000. Valuation of the Ordinary Shares owned will be based on the grant date value of the Ordinary Shares. Under the prior policy, directors were required to acquire and hold 5,000 Ordinary Shares and were required to hold 50% of their annual award of restricted shares until six months after they left the Board. The holding period requirement of six-months post retirement was eliminated, while the five-year time frame for meeting the share ownership requirement remains unchanged. Each of our non-employee directors is in compliance with the new guidelines and recent board members are proceeding reasonably towards timely meeting the new guidelines. We believe that this ownership policy further aligns director and shareholder interests and thereby promotes the objective of increasing shareholder value.

32 | Corporate Governance	2021 Proxy Statement

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to ratify the appointment of Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the 2021 fiscal year. The Audit Committee and the Board is submitting the selected firm to our shareholders as a matter of good corporate governance.

Voting Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of EY as the Company’s independent registered public accounting firm for the 2021 fiscal year.

The Audit Committee has selected EY to serve as the Company’s independent registered public accounting firm for the 2021 fiscal year. The Audit Committee values shareholder views on the Company’s independent registered public accounting firm and believes it is appropriate to seek shareholder ratification of this selection.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm, unless you specify otherwise.

The Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young

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RATIFICATION OF AUDITORS

Selection of our Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive evaluation of the independent registered public accounting firm’s qualifications, performance and independence.

The Audit Committee has selected EY to continue to serve as our independent registered public accounting firm for the 2021 fiscal year. EY has served as our independent registered public accounting firm since 1997. In accordance with SEC rules and EY policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management.

The Audit Committee believes that the continued retention of EY as our independent registered public accounting firm is in the best interest of our Company and our shareholders, and we are asking our shareholders to ratify the selection of EY as our independent registered public accounting firm for the 2021 fiscal year.

Benefits of EY’s tenure as our independent registered public accounting firm include:

Increased Audit Quality

After years of experience as the Company’s independent auditor, EY has gained institutional knowledge of and deep expertise in our global operations and businesses, accounting policies and practices, and internal control over financial reporting that increases the quality of their audit.

Competitive Fees EY’s fees are competitive with their peers because of their familiarity with the Company and its businesses.

Avoid Transition to New Auditor

Engaging a new independent auditor would likely result in additional costs and require a significant time commitment from management, which could distract management from its focus on other areas, such as financial reporting and internal controls.

We are submitting the selection of EY to our shareholders for ratification because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event our shareholders do not ratify the appointment, the appointment may be reconsidered by the Audit Committee. Ratification of the appointment of EY to serve as our independent registered public accounting firm for the 2021 fiscal year will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of EY for the 2021 fiscal year.

We expect representatives of EY to be present at the meeting. The representatives will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Fees Paid to EY

The following table presents all fees billed or expected to be billed for professional audit services rendered by EY for the audit of our annual consolidated financial statements for our 2020 and 2019 fiscal years, and fees billed or expected to be billed for other services rendered to us by EY:

	Fiscal Year
(U.S. dollars in millions)	2020	2019
Audit fees (1)	$4.7	$5.4
Audit-related fees (2)	—	0.1
Tax fees (3)	0.6	0.4
All other fees	—	—
Total	$5.3	$5.9

(1)

Audit fees consisted of the fees and expenses for the audit of our annual consolidated financial statements, review of the interim financial statements contained in the quarterly reports for statutory audits and for audit of our internal control over financial reporting in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

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RATIFICATION OF AUDITORS

(2)	Audit-related fees consisted of the fees billed for services that are reasonably related to the performance of the audit or review.
(3)	Tax fees consisted of fees for tax compliance and other permissible tax related services.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established a policy for the pre-approval of all audit and permitted non-audit services proposed to be provided to us by EY. Under the policy, the Audit Committee pre-approves all services obtained from our independent registered public accounting firm by category of service, including a review of specific services to be performed, fees expected to be incurred within each category of service and the potential impact of such services on auditor independence. If it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To facilitate the process, the policy delegates pre-approval authority to the Audit Committee chair to pre-approve services up to $50,000, and the Audit Committee may also delegate authority to one or more of its members to pre-approve services. The Audit Committee member to whom such authority is delegated must report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services rendered by EY to our Company are permissible under applicable laws and regulations. All audit and permitted non-audit services provided by EY during the 2020 fiscal year were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policy in effect during 2020.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process and internal control structure on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of the Company, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The committee discussed with the independent auditors such matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors that firm’s independence, and also considered the compatibility of non-audit services with maintaining the independent auditors’ independence.

The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the 2020 fiscal year for filing with the SEC.

The Audit Committee:

Mary Ann Cloyd, Chair

Michael J. Berthelot

John H. Dalton

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report below shall not be incorporated by reference into this proxy statement.

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EXECUTIVE OFFICERS

Set forth below is certain information relating to our current executive officers as of March 1, 2021. Biographical information with respect to Mohammad Abu-Ghazaleh is set forth above under “Proposal 1—Election of Directors.”

Name	Age	Position

Mohammad Abu-Ghazaleh	79	Chairman and Chief Executive Officer

Youssef Zakharia	59	President and Chief Operating Officer

Eduardo Bezerra	46	Senior Vice President and Chief Financial Officer

Marlene M. Gordon	54	Senior Vice President, Chief Administrative Officer and General Counsel

Annunciata Cerioli	59	Senior Vice President, North America

Hans Sauter	61	Senior Vice President, Corporate R&D, QA and Agricultural Services and Chief Sustainability Officer

Helmuth A. Lutty	62	Senior Vice President, Shipping Operations

Jorge Pelaez	58	Vice President, Columbia, Ecuador, Central America and Brazil, (CECAB)

Sergio Mancilla	61	Vice President, South America

Mohammed Abbas	45	Senior Vice President, Asia Pacific and Middle East Region

Gianpaolo Renino	53	Vice President, Europe and Africa

Youssef Zakharia has served as our President and Chief Operating Officer since November 2016. He served as our Executive Vice President in August 2016 and as our Vice President, Europe and Africa from January 2016 to August 2016. From 2006 through December 2015, he served as Vice President for our Middle East and North Africa, (MENA) region. Prior to that time, he served as our Vice President, Human Resources for Europe, Africa and Middle East region from 2005 to 2006. From 2000 to 2005, Mr. Zakharia was the Director of Operations for the Europe, Africa and Middle East region.

Eduardo Bezerra has served as Senior Vice President and Chief Financial Officer since March 2019. Prior to that time, he served as the Global Finance Integration Lead at Monsanto Company, a leading global provider of agricultural products, from January 2017 until February 2019, where he was responsible for, among other things, the financial integration associated with Monsanto Company’s acquisition by Bayer AG. In addition, Mr. Bezerra previously served at Monsanto Company as International Business Chief Financial Officer and Head of Global Finance Shared Services from September 2014 until December 2016 and as Brazil Chief Financial Officer from 2009 until August 2014. Mr. Bezerra also served in multiple financial, commercial and strategic roles internationally during his tenure of over 20 years with Monsanto Company, including in Brazil, Argentina, Central America and the United States.

Marlene M. Gordon serves as Senior Vice President, Chief Administrative Officer and General Counsel. Ms. Gordon joined us in June 2018 as Senior Vice President and General Counsel and was promoted to Chief Administrative Officer in September 2020. Ms. Gordon oversees the Global Legal, Ethics & Compliance, Human Resources and Corporate Communications functions and also serves as Secretary for the Board of Directors. Before joining the Company, Ms. Gordon served as Vice President & General Counsel for Bacardi North America Corporation, a large privately held, family-owned spirits company, from July 2013 to June 2018 and as Vice President, Deputy General Counsel from 2012 to July 2013. She also served as the Global Chair for Bacardi’s Women-In-Leadership Program, an initiative founded with the mission of unleashing the potential of current and future female leaders at Bacardi to drive sustainable top and bottom line business growth. Prior to that, Ms. Gordon spent 14 years at Burger King Corporation with increasing U.S. and global roles of responsibility, including her last roles as Vice President & Assistant General Counsel, Chief Legal Crisis Officer and Chair of the company’s Women’s Leadership Forum. Prior to Burger King Corporation, Ms. Gordon held legal positions with Republic Industries, Inc., Blockbuster Entertainment Group and a leading Florida law firm. Ms. Gordon earner her B.A. in Economics with honors from the University of Chicago and her JD from Northwestern University Law School.

36 | Executive Officers	2021 Proxy Statement

EXECUTIVE OFFICERS

Annunciata Cerioli has served as our Senior Vice President, North America. Ms. Cerioli joined us in November 2018 as Senior Vice President, North America Operations and was promoted to Senior Vice President of North America in May 2020. Ms. Cerioli leads the Company’s North American region in the development and execution of regional sales, operations and product management strategies, and programs to deliver long-term and sustainable business growth for the region. Ms. Cerioli has over 25 years of experience in operations and supply chain with companies like Kellogg, and Borden, including functional depth in manufacturing, logistics, quality assurance, and safety. Immediately prior to joining the Company, she served as Senior Vice President, Chief Supply Chain Officer for Libbey Glass Inc. From November 2014 through April 2017.

Hans Sauter has served as our Senior Vice President, Corporate R&D, QA and Agricultural Services since February 2019 and also as our Chief Sustainability Officer since January 2020. Prior to that time, he served as our Vice President of Corporate R&D and Agricultural Services from February 2014 to February 2019. Mr. Sauter served as Director, Agricultural Services and New Development from 1998 to 2012, when he was named Vice President, Agricultural Services & Special Projects for the Colombia, Ecuador, Central America and Brazil (CECAB) region. Mr. Sauter joined the Company in 1988 as Plant Pathology Superintendent for the Costa Rica banana division, and from 1991 to 1998, he led the Costa Rica pineapple division Research Department during the time the Del Monte Gold® Extra Sweet pineapple was first launched.

Helmuth A. Lutty has served as our Senior Vice President, Shipping Operations since January 2018. Prior to that time, he served as our Vice President, Shipping Operations from 2006 to December 2017. Mr. Lutty additionally held positions of increasing responsibility from when he joined us in 1997 through 2006.

Jorge Pelaez has served as our Vice President, CECAB, since April 2017. From February 2015 to March 2017, Mr. Pelaez served as the General Manager in our Costa Rica Banana Division. From 2012 to January 2015, he served as Senior Operations Director in our Costa Rica Banana Division, and as our Operations Manager in our Costa Rica Banana Division from 2010 to 2011. Mr. Pelaez served as the General Manager in our Cameroon Banana Division from 2004 to 2009. Prior to that time, he served as our Operations Manager, Brazil from 1994 to 2003. Mr. Pelaez held various senior positions in our banana operations from 1984 to 1994.

Sergio Mancilla has served as our Vice President, South America since March 2012. From 2006 until 2012, he served as Director, Shipping Operations for South America when he relocated back to his home country after serving as Senior Vice President, Shipping Operations from 1997 until 2006, which position was based in Coral Gables, Florida.

Mohammed Abbas has served as our Senior Vice President, Asia Pacific and Middle East Region since October 2019. Prior to that time, Mr. Abbas served as our Vice President, Middle East and North Africa from January 2016 to November 2019. From April 2015 through December 2015, he served as Vice President of Fresh Produce, for our Middle East and North Africa, (MENA) region. Mr. Abbas served as the General Manager of Del Monte Saudi Arabia from June 2009 to March 2015. Prior to that time, he served as our General Manager of Del Monte Foods UAE since the inception of the first unit in the MENA Region in January 2007 until May 2009.

Gianpaolo Renino has served as our Vice President, Europe and Africa since August 2016. From January 2014 until August 2016, he served as Senior Director-Italy. Prior to that time, he served as our Director, Southern Europe-Prepared Food. From 2005 to 2010, Mr. Renino served as our Senior Manager, Middle East and North Africa (MENA) and Europe region. From 2004 to 2005, he served as Business Development Manager, Middle East and Eastern Europe.

2021 Proxy Statement	Executive Officers | 37

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL SUMMARY

What Are You Voting On?

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote on a non-binding, advisory basis to approve the compensation paid to our named executive officers, as disclosed in this proxy statement.

Voting Recommendation

The Board recommends that you vote “FOR” this proposal, because it believes that the Company’s compensation policies and practices effectively achieve the Company’s primary goals of attracting and retaining key executives, rewarding achievement of the Company’s short-term and long-term business goals, and aligning our executives’ interests with those of our shareholders to create long-term sustainable value.

This proposal calls for the approval of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement for our 2021 Annual General Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure.”

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on page 40. This advisory proposal, commonly referred to as a “say on pay” proposal, is not binding on the Board. However, the Board takes shareholder feedback seriously and it and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to approve, on a non-binding basis, the compensation paid to our named executive officers, unless you specify otherwise.

The Board recommends that you vote “FOR” approval of executive compensation

38 | Advisory Vote on Executive Compensation	2021 Proxy Statement

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

We are providing shareholders an advisory vote on executive compensation, often referred to as a “say-on-pay” vote, as required by Section 14A of the Exchange Act. The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement.

As described in the Compensation Discussion and Analysis section, our executive compensation program is designed to align the interests of our named executive officers with the interests of our shareholders. Our executive compensation programs are based on a pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both short-term performance objectives and long-term shareholder value. We believe our program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to create shareholder value. This balance is evidenced by the following:

•   A competitive, market-driven base salary;

•   An annual cash incentive award that is focused on corporate and individual performance;

•   A long-term cash incentive plan award that is dependent on the achievement of corporate and individual pre-specified goals;

•   Equity awards, consisting of restricted stock units and performance-based stock units that vest over time; and

•   Stock ownership guidelines that promote continued alignment of our executives’ interests with those of our shareholders and discourage excessive risk taking for short-term gains.

KEY COMPENSATION PRACTICES

✓ Appropriate mix of fixed and variable compensation

✓ Executive compensation tied to financial and operating performance

✓ Rigorous stock ownership guidelines

✓ Robust clawback policy

✓ No short-sales or hedging of our shares permitted

✓ Annual risk assessment of compensation programs

✓ Use of an independent compensation consultant

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement for our 2021 Annual General Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure.”

This advisory vote on executive compensation is not binding on our Board and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

2021 Proxy Statement	Advisory Vote on Executive Compensation | 39

COMPENSATION MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2020 compensation of our named executive officers, or NEOs. As discussed in Proposal 3 on page 38, we are conducting a Say on Pay vote this year that requests your approval, on an advisory basis, of the compensation of our named executive officers as described in this section and in the tables hand accompanying narrative contained in “Executive Compensation.” As part of that vote, you should review our compensation philosophies, the design of our executive compensation programs and how, we believe, these programs have contributed to the strong financial performance that we have provided to shareholders over the long term.

Our named executive officers for 2020 are those executive officers listed below:

Mohammad Abu-Ghazaleh	Chairman and Chief Executive Officer

Eduardo Bezerra	Senior Vice President and Chief Financial Officer

Youssef Zakharia	President and Chief Operating Officer

Annunciata Cerioli	Senior Vice President, North America

Marlene M. Gordon	Senior Vice President and Chief Administrative Officer and General Counsel

During 2020, two of our named executive officers were promoted as they assumed significant additional responsibility. In May 2020, Ms. Cerioli was promoted to the position of Senior Vice President, North America as she added responsibility for the entire North American sales organization to her responsibility for North American operations. In September 2020, Ms. Gordon was promoted to the position of Senior Vice President and Chief Administrative Officer and General Counsel and assumed responsibility for legal, compliance, human resources and corporate communications.

Our executive compensation philosophy is focused on linking pay with performance.

We seek to develop a compensation program that maintains a strong link between executive pay and successful execution of our strategy and long-term shareholder value creation.

40 | Compensation Discussion and Analysis	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We, like many other companies, faced numerous challenges during 2020 as a result of the COVID-19 global pandemic and the actions implemented by governments around the world to contain the pandemic. However, we firmly believe that we will emerge stronger and more resilient than we were before. Since the beginning of the COVID-19 pandemic, we have been mindful of the needs of all of our stakeholders as we navigated the crisis and the significant impacts the pandemic is having on communities and businesses around the world. Towards that end we empowered our executive management to focus on:

•	prioritizing the health and safety of our team members and the communities in which we operate;

•	maintaining an uninterrupted supply chain, to keep our fresh fruits and vegetables – safe, ready and available from our farms to our customers; and

•	continuing to focus on the implementation of our six strategic goals that we believe will position Fresh Del Monte for long-term sustainable growth.

In 2020, even in the face of a year-long pandemic, we made significant progress towards these six goals. Specifically, we:

•	Introduced in the U.S. our newest product the Pinkglow™ pineapple, a novel variety with a pink flesh;

•	Launched a partnership with Queensland University of Technology in Australia to develop new varieties of disease resistant bananas;

•

Consolidated our three Mann Packing facilities and Fresno fresh-cut facility into our new Gonzales, California facility, which we anticipate will enable us to improve gross profit in our fresh and value-added products segment;

•	Opened a new state-of-the-art distribution and fresh-cut facility in Yokohama, Japan;

•	Continued to expand our global customer supply partnerships, as they play important roles in the value-added products diversification strategy for our distribution channels;

•

Invested in our six new reefer container vessels which we expect will lower our carbon footprint, as well as enable us to offer a more convenient and competitive commercial cargo program to third party customers in trade lanes served by these new vessels;

•	Made capital investments in technology and automation to become a more efficient producer, implemented SAP in some of our facilities and launched e-commerce platforms in Dubai and Dallas;

•	Opened our first N.A. Food and Beverage Store, named FRSHST in December in Coral Gables, bringing our products closer to our ultimate consumers; and

•	Published an update to our Corporate Social Responsibility report, demonstrating our continuous commitment to deliver on sustainability and social responsibility objectives.

2021 Proxy Statement	Compensation Discussion and Analysis | 41

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy - Linking Compensation with Vision

Our executive compensation program is tied into our business transformation strategy. We believe that it is important to have compensation metrics, both quantitative and qualitative, that will support and drive the implementation of our five-year strategic goals. The program includes four principal goals:

1.

Align with Shareholder Interests: Align the interests of our executives with those of our shareholders by requiring significant stock ownership, tying significant portions of pay to performance, paying a portion of compensation in equity and subjecting equity compensation to multi-year vesting periods;

2.

Performance Based: Tie significant portions of compensation to performance and achievement of our short-term and long-term business goals and ensure that compensation focuses on corporate performance over individual performance;

3.	Strong Fiduciaries: Incentivize executives to make prudent business decisions and maximize shareholder value without exposing the Company to unreasonable levels of risk; and

4.	Market Competitiveness: Attract and retain key executives with the capability to lead the business forward.

Executive Compensation Elements - Tying Pay to Performance

The Compensation Committee regularly assesses the elements of our executive compensation program to ensure that pay is tied to performance and that it is using executive compensation components that it believes will most cost effectively attract and motivate executive officers and reward them for their individual achievements and those of the Company as a whole. The Compensation Committee designed our executive compensation program to be weighted towards performance-based at-risk compensation. As is evidenced by the charts below, 80% of our CEO’s target direct compensation and 58% of our other current NEO’s target direct compensation is at risk.

The Compensation Committee allocates total compensation between cash and equity compensation based on benchmarking to our peer group, discussed below, while considering the balance between providing short-term incentives and long-term parallel investment with shareholders to align the interests of the executive management team with shareholders. The Compensation Committee evaluates the balance between equity and cash compensation among NEOs annually.

Our long and short-term incentive plans are based upon quantifiable and objective performance goals established at the beginning of each period and the achievement of which is subject to a multi-tiered review process. Metrics are approved by the Compensation Committee to align with our five-year strategic goals, drive strong business performance and generate top and bottom line business growth. For NEOs other than our CEO, following an initial proposal by management, the Compensation Committee considers and discusses such proposal, making modifications where appropriate, and approves the pre-established financial objectives at the beginning of the fiscal year or performance period, considering, among other things, the performance objectives in the Company’s annual and long-term business plan. The individual objectives are established by our Compensation Committee to incentivize our NEOs on functional and business objectives that are core to driving growth and value for shareholders.

42 | Compensation Discussion and Analysis	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Based on these objectives, the Compensation Committee continued to use the following four elements of compensation during 2020:

Element	Fixed or Variable	Objectives

Base Salary	Fixed Short-Term Cash	Attract and retain executives by offering salary that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience

Annual Incentive	Variable Short-Term Cash	Motivate and reward the achievement of our annual Company-wide financial performance objectives and Individual functional/business objectives

Long-Term Incentive Plan - Cash	Variable Long-Term Cash	Motivate and reward the achievement of long-term financial objectives and individual goals Vest at the end of 3 years

Equity Awards	Variable Long-Term Equity

Align executives’ and shareholders’ interests and promote retention

Performance-Based Restricted Stock Units

•   44.4% of Total Equity Award for CEO and 50% for other NEOs

•   Based on Company-wide EBITDA

•   Vest over 3 years

Restricted Stock Units

•   55.6% of Total Equity Award for CEO, 50% for other NEOs

•   Vest over 4 years

Strong Compensation Governance - Align Executives’ Interests with Shareholders

•	Significant Portions of Compensation are At-Risk. For 2020, 80.3% of target total compensation awarded to the CEO and 57.5% of target total compensation awarded to all other NEOs was at risk.

•	Multi-year vesting of all Equity Awards. To the extent earned, our PSUs vest over the three years while our RSUs vest over four years.

•

Robust Stock Ownership Requirements. All of our executive officers are required to obtain and maintain ownership of our Ordinary Shares equal to a multiple of his or her base salary within five years from the date they are named an officer. Our CEO is required to maintain 5x his base salary, our COO is required to maintain 3x his base salary and all other NEOs are required to maintain 2x his or her base salary.

•	Strong Stock Holding Period Requirements. All Ordinary Shares issuable upon vesting of our PSUs are required to be held until six months after the executive has left the Company.

•

Broad Clawback Policy. We have a broad recoupment, or “clawback”, policy that applies to all current and former employees. Our policy allows us to recover over a three-year lookback period any severance, short-term or long-term incentive awards (cash or equity), paid or awarded in the event of (1) any inaccurate financial statements or calculation of performance criteria (regardless of whether or not such inaccuracy is the result of covered conduct or an accounting restatement), (2) any gross negligence, intentional misconduct, fraud or embezzlement, (3) a failure to comply with our Code of Conduct and Business Ethics Policy or any other employee policy, self-dealing or other breach of the duty of loyalty, (4) a failure to comply with non-compete and restrictive covenants or (5) any behavior that is detrimental to the business or reputation of our Company.

•

Independent Compensation Decision Makers. Our Compensation Committee is comprised entirely of independent directors and they have engaged an independent compensation consultant that provides no other services to the Company.

•	CEO Severance has a “Double Trigger”. Our Executive Retention and Severance Agreement with our CEO has a double trigger.

•	Restrictions on Hedging. We prohibit hedging of our Ordinary Shares.

2021 Proxy Statement	Compensation Discussion and Analysis | 43

COMPENSATION DISCUSSION AND ANALYSIS

Our 2020 Compensation Program

The principal components of our executive compensation program are base salary, an annual cash incentive, long term cash incentive and equity awards, both performance and service-based. We also provide our executives with a limited number of perquisites and health and welfare benefits similar to those provided to our other employees.

Impact of COVID-19 & ETA/IOTA Hurricanes on 2020 Compensation

As part of its evaluation of NEO compensation for 2020, the Compensation Committee considered the impact of COVID-19 and the ETA/IOTA Guatemalan hurricanes on our executive compensation program by reference to the principles of the program, including linking compensation with vision, tying pay to performance, aligning executives’ interests with shareholders, and motivating and retaining the key talent, which includes maintaining a program that is a fair reflection of corporate and individual performance. We encouraged our NEOs to prioritize keeping employees safe, engaged, and motivated; securing the integrity of our supply chain; advancing ESG initiatives; maintaining liquidity; and continuing to pursue the six goals of our long-term strategy.

In light of these considerations and the unique and unforeseen challenges posed by COVID-19, the Compensation Committee determined that it was appropriate to adjust the 2020 AIP, the 2018-2020 LTIP financial metrics and the 2020 PSUs to exclude the inventory losses arising as a result of COVID-19 and of the ETA/IOTA Guatemalan hurricanes, but not to downward modify the top-line metrics or adjust top-line results for lost revenue. Recognizing these impacts on the 2020 results, the Compensation Committee adjusted downward the three-year targets for the 2020-2022 LTIP Performance Cycle in light of the 2020 results. We believe that this approach balanced the objective of aligning the interests of executives and shareholders while still rewarding our NEOs for focusing on leading Fresh Del Monte and our team members through the significant impact of COVID-19.

Base Salary

Why we pay base salaries. The Compensation Committee believes that payment of competitive base salaries is an important element for attracting, retaining and motivating our executives. In addition, the Compensation Committee believes that having a certain level of fixed compensation allows our executives to dedicate their full-time business attention to our company.

How are base salaries determined. Base salaries reflect the value of the position and the attributes the executive brings to Fresh Del Monte Produce, and are based on a subjective evaluation of the performance of the NEOs as assessed by the Compensation Committee, the COO and the CEO (other than for himself), as well the NEO’s experience, commitment to our core values and potential for advancement. The base salary component of our compensation program is designed to provide our NEOs with total base salary that is close to the median or 50th percentile among peer group companies. Salary levels for our executives are reviewed at least annually.

2020 Base Salary Decisions.

Annual Reviews. In February 2020, the Compensation Committee approved the increase in the salary of each of our NEOs, other than our CEO, based on performance and to better align their respective base salaries with our peer group. For the CFO, the approved increase was 22.8% as Mr. Bezerra’s base salary was approximately 65% of the median and his total direct compensation was less than 50% of the median of our peer group companies. For each of our other NEOs, other than our CEO, the base salary increases ranged from 2.5% to 3.5%. However, in light of the emerging issues arising from COVID-19 in March 2020, the Compensation Committee rolled back each of these salary increases.

Promotions. In May 2020, in connection with her promotion to Senior Vice President, North America, the Compensation Committee approved an increase in Ms. Cerioli’s annual base salary from $420,000 to $600,000. In September 2020, in connection with her promotion to Chief Administrative Officer, the Compensation Committee approved an increase in Ms. Gordon’s annual base salary from $412,000 to $512,000.

44 | Compensation Discussion and Analysis	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Awards

Our annual cash incentive award plans are designed to reward an NEO for his or her contribution to our achievement of our annual financial objectives and to reflect the executive’s contribution to our operational and financial goals. Our annual cash incentive award has traditionally been set up as two different programs, our CEO Annual Incentive Plan (the “CEO AIP”) and our Annual Incentive Plan for Senior Executives (the “Senior Executive AIP”).

Why we pay annual incentive compensation. The Compensation Committee believes that the annual incentive award programs encourage executive officers to focus on those short-term financial, operational, functional and qualitative performance metrics that will be the basis of long-term growth. The Compensation Committee annually reviews, and revises if necessary, the appropriateness of each of these performance metrics, their correlation to our overall growth strategy and the impact of such performance metrics on long-term shareholder value.

Chief Executive Officer Annual Incentive Plan

How the CEO Annual Incentive Award was determined. For 2020, the Compensation Committee decided to continue the CEO AIP that had been in place for prior years with revised financial performance objectives and profitability threshold. The CEO AIP is designed to make the CEO’s annual performance objectives relevant to our current economic and operational environment and our current business initiatives. The Compensation Committee establishes annual performance goals targeting key performance objectives that it believes are relevant to our desired business results for the coming year.

The CEO AIP provides for the amount of an award to be calculated based upon the “Corporate Achievement Factor” multiplied by a Target Award equal to 100% of the CEO’s annual base salary, which is then multiplied by an “Individual Performance Factor.” The Corporate Achievement Factor is the weighted average of the actual achievement against the financial performance objectives established by the Compensation Committee at the beginning of the year subject to a maximum achievement of 125%. The Individual Performance Factor, determined based upon the Compensation Committee’s subjective evaluation of the CEO’s performance and his contribution to the Company is then applied to the product of the Corporate Achievement Factor and the Target Award at a maximum rate of 200%. However, the maximum award payable to our CEO for any one year under the CEO AIP is the lesser of (i) 250% of the CEO’s annual base salary, and (ii) $3,000,000.

2021 Proxy Statement	Compensation Discussion and Analysis | 45

COMPENSATION DISCUSSION AND ANALYSIS

CEO Performance Metrics and 2020 Results. For 2020, the Compensation Committee adopted three weighted financial performance metrics for purposes of the CEO AIP. Consistent with the prior year, the Compensation Committee selected earnings per share (EPS), total revenue, and return on equity.

The table below sets forth the financial metrics, targets and actual results of our 2020 AIP program.

Metric	Target	2020 Results	% Earned
	(dollars in millions, except per share amounts)
Earnings per share	$ 2.06	$ 1.71*	83%
Net Sales	$4.957	$4,202	85%
Free Cash Flow	$ 64.1	$ 71.9	112%
*	See below for discussion of the adjustments

Consistent with prior years, the Compensation Committee established a minimum “threshold” level of profitability for the CEO AIP. For 2020, the Compensation Committee set the threshold at $67 million, in line with our profitability for 2019. As adjusted, the Compensation Committee determined that the threshold was met.

Under the terms of the CEO AIP, the Compensation Committee may consider non-recurring items in calculating the achievement of each of the relevant factors. For 2020 the Compensation Committee adjusted the GAAP financial results to exclude losses in inventory and other costs related to COVID-19 of $23.8 million ($20.1 million, net of taxes) and the impact (net of insurance) of the ETA/IOTA Guatemala hurricanes of $13.5 million ($12.2 million, net of taxes).

Senior Executive Annual Incentive Plan

How the Senior Executive Annual Incentive Awards were determined. For 2020, the Compensation Committee decided to continue utilizing Senior Executive AIP for determining the annual incentive awards payable to all NEOs, other than the CEO. Awards under the Senior Executive AIP were based on an assessment of Company’s financial performance and an evaluation of the performance of each executive against pre-determined and approved objectives. Under the Senior Executive AIP, the maximum bonus amount for each participating NEO is 70% of annual base salary. In connection with Ms. Cerioli’s promotion in May 2020 and Ms. Gordon’s promotion in September 2020, their respective 2020 target opportunity was adjusted to reflect 50% of the new annual base salary.

The target payout for 2020 is based on the table below:

Basis of Performance	% Target Opportunity
Company EPS, Net Sales and Free Cash Flow	70% of target opportunity (35% base salary)
Individual Performance Objectives	30% of target opportunity (15% base salary)

For 2020, the Senior Executive AIP uses EPS, Net Sales and Free Cash Flow, the same three financial metrics used in the CEO AIP for measuring Company performance. In the first quarter of 2020, our Compensation Committee established the Company EPS, Net Sales and Free Cash Flow performance goals for the Senior Executive AIP at the same level established for the CEO AIP.

In addition, the Compensation Committee approves each NEO’s Individual Performance Objectives, which are developed with the review, input and approval of our CEO for our COO, and our COO for our other NEOs. Each of the Individual Performance Objectives is designed to reflect such executive’s area of responsibility within the Company. Each Performance Objective is then assigned a specific percentage of that executive’s overall achievement value, with all goals totaling 100%. Typically, each NEO has a specific number of performance criteria upon which his or her annual bonus is based. Some of these criteria create a payout only if the specific goal is met, while other Individual

46 | Compensation Discussion and Analysis	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Performance Objectives may payout anywhere from 0% to 150% based upon the level of achievement of the objective. All NEOs have some shared objectives to ensure alignment and collaboration.

NEO Performance Metrics and 2020 Results. For 2020, our NEOs, other than our CEO, had an average of six Individual Performance Objectives which were tied to their specific area of responsibility and business line of sight and were aligned with the 5-Year Strategic Goals and the supporting 2020 core business objectives adopted by the Board. The 2020 Individual Performance Objectives ranged from 5% to 25% of any NEO’s total individual achievement value.

The Individual Performance Objectives for our NEOs fell into the following categories of goals, customized, based on the NEO’s role:

•	Develop and implement a global business service model, to increase efficiencies

•	Identify and implement cost savings initiatives, with targeted savings;

•	Implementation of strategic product and customer initiatives;

•	Continued development of the Company’s sustainability efforts;

•	Implementation of operational initiatives, including process improvements and automation to become more consistent, agile and cost effective;

•	Continue roll-out of corporate policies and trainings to ensure alignment with our Vision; and

•	Drive business growth and operational expansion.

Company Performance. As set forth in the table above, under “CEO Performance Metrics and 2020 Results” we achieved Net Sales at 85% of the target, EPS at 83% and Free Cash Flow at 112%. As a result, each participant in the Senior Executives AIP achieved 95% of the 70% based on company-wide performance.

Individual Performance. In determining the relative level of achievement of the applicable individual performance factors for each NEO’s incentive award for 2020, the Compensation Committee reviewed the performance of each of the NEOs against the individual performance objectives established at the beginning of the year. The Compensation Committee recommended and the Board (or the independent directors in the case of the CEO) approved achievement levels for the NEOs resulting in awards ranging between 96.5% and 102.5% of the target AIP award after combining both Company and individual performance.

As part of such review, the Compensation Committee noted the following results:

•	North America operations continued to be reorganized to provide greater consumer responsiveness;

•	New SAP system and other technology productivity initiatives were successfully rolled-out in Dallas and in Mexico, positioning us to drive efficiencies;

•	North America continued to deliver expansion of operating income margins for Fresh Cut Fruit thru automation, labor control and improved raw material purchasing initiatives;

•	Developed the strategy and implementation process for a global business services model;

•	Successful launch of Pinkglow in E-Commerce, Food Service and retail;

•	Transformation of the legal structure to drive greater efficiencies and effectiveness, through the implementation of a global contracts management system;

•	Strengthened global corporate communications; and

•	Launched the first Food & Beverage (F&B) store in North America.

2021 Proxy Statement	Compensation Discussion and Analysis | 47

COMPENSATION DISCUSSION AND ANALYSIS

Based on the quantitative and qualitative evaluation, the Compensation Committee recommended and the Board (or the independent directors in the case of the CEO) approved the payment of the following annual incentive awards to our NEOs for performance during fiscal year 2020, based on the combined corporate and individual performance. The full amount of the AIP Awards for each NEO is set forth in the Summary Compensation Table.

Name	Target Award	Total Award as % of Target Opportunity
Mohammad Abu-Ghazaleh	$1,200,000	96.0%
Eduardo Bezerra	$ 197,500	102.5%
Youssef Zakharia	$ 425,000	96.5%
Annunciata Cerioli	$ 300,000	100.8%
Marlene M. Gordon	$ 256,000	102.9%

Long Term Cash Incentive Plan

Why we pay long-term cash incentive compensation. Our Compensation Committee has approved a Long-Term Cash Incentive Plan (the “LTIP”) for senior officers, including NEOs, to provide an incentive for executives to focus on our long-term sustainable growth by rewarding business decisions and actions over a longer term than the single year plans then in place. The Compensation Committee recognizes that the efforts of executives may not be adequately rewarded for taking those steps that will provide a foundation for significantly improved long-term performance of the Company, if those steps negatively affect annual operating results, and therefore annual cash incentive awards. In addition, the Compensation Committee believes that a balanced compensation plan, with short-term and long-term incentives, avoid any incentive to take actions that would result in short-term gain without regard to the long-term best interests of the Company.

How long-term cash incentive awards are determined. Under the LTIP, each participating NEO receives a performance-based cash award opportunity each year covering a three-year performance period. The Compensation Committee annually determines the target award opportunity as a percentage of each participating NEO’s base salary. For each of the currently outstanding LTIP award cycle, the target award for the CEO was set at 100% of base salary and for each of the other participating NEOs, the target award was set at 35% of base salary.

Performance is measured based on a combination of financial performance results (weighted 50% of target LTIP opportunity) and strategic performance results (weighted 50% of target LTIP opportunity). For the CEO, the LTIP award will pay (1) 80% of target award at the threshold performance level (which is set at 80% of target performance), (2) 100% of target award at target performance and (3) 150% of target award at 150% maximum performance (which is set at 150% of target performance). For the other NEOs, the LTIP award will pay (1) 80% of target award at the threshold performance level (which is set at 80% of target performance) and (2) 100% of target award for any performance above target performance. Payouts for performance between threshold and target (or between target and maximum) will be calculated on a linear basis.

Performance Metrics. For currently outstanding LTIP awards, financial performance is based on annual Net Cash Provided by Operating Activities divided by Average Shareholder’s Equity (NOCF). Strategic performance objectives historically had represented measurable, objective three-year goals that vary by NEO and that are set by the Compensation Committee at the beginning of the applicable three-year performance period. For the 2020 awards, the Compensation Committee selected three company-wide financial performance metrics, as the strategic goals for all NEOs. The Compensation Committee intends for the goals to be reasonably achievable at target but requiring focused effort and good performance by each NEO.

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COMPENSATION DISCUSSION AND ANALYSIS

The following chart summarizes the design of the outstanding LTIP awards as of the end of the last fiscal year. See below for additional information on the payout for the 2018-2020 LTIP award.

Outstanding LTIP Awards

Performance Cycle	Target Award (% of salary)	Payout Range	Financial Metric (50%)	Strategic Objectives (50%)

2018-2020	CEO: 100% Other NEOs: 35%	Threshold – 50% Target – 100% Maximum CEO – 150% Other NEOs – 100%	10% NOCF	CEO: two equally weighted goals related to sales growth in a strategic region and achievement in return on assets. Other NEOs: Operational and Financial measures based on lines of sight and function.

2019-2021	CEO: 100% Other NEOs: 35%	Threshold – 50% Target – 100% Maximum CEO – 150% Other NEOs – 100%	10% NOCF	CEO: three equally weighted goals related to global sales, sales in areas of strategic importance and stock price Other NEOs: Operational and Financial measures based on lines of sight and function.

2020-2022	CEO: 100% Other NEOs: 35%	Threshold – 50% Target – 100% Maximum CEO – 150% Other NEOs – 100%	10% NOCF	CEO and Other NEOs: • Net Sales Growth (2022 Net Sales / 2019 Net Sales) • ROE (Net Income / Average Equity) • Net Operating Cash Flow / Average Equity

2018-2020 Performance Cycle Payout. In early 2021, the Compensation Committee reviewed and recommended for approval by the Board (or the Independent Directors in the case of the CEO) the payout of the 2018-2020 LTIP Performance Cycle. First, the Compensation Committee evaluated the performance of the Company against the NOCF/Average Equity metric. The Compensation Committee may consider non-recurring items in calculating the achievement of the relevant factor. For 2020 the Compensation Committee adjusted GAAP financial results to exclude losses in inventory and other costs related to COVID-19 and the impact of the two Guatemalan hurricanes discussed above. The Compensation Committee determined that the Company had achieved NOCF of 10.32%, which represents 103% of the targeted goal.

The Compensation Committee then evaluated the CEO against his three-year strategic goals of expansion of the gross margin of the bananas in a geographic region and in a new product line and determined that the gross margin of bananas in the targeted geographic region had exceeded target by 120%, but that the gross margin of the new product line had not met threshold. The Compensation Committee then reviewed the performance of Mr. Zakharia against his previously established goals relating to optimization and costs reduction initiatives of the Fresh Cuts operations, F&B stores expansion and the development of the gold pineapple program . The Compensation Committee determined that Mr. Zakharia had achieved a payout equal to 49.8% against his strategic goals.

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COMPENSATION DISCUSSION AND ANALYSIS

Based on the previously approved NOCF performance for 2018, the Compensation Committee recommended and the Board (or the independent directors in the case of the CEO) approved the following 2018-2020 LTIP award payouts:

	2018-2020 LTIP Payout
Name(1)	Target Award	NOCF (50%)*	Strategic (50%)	Total
Mohammad Abu-Ghazaleh	$1,200,000	$618,000	$360,000	$978,000
Youssef Zakharia	$297,500	$148,750	$74,028	$222,778
*

As discussed above, in connection with the calculation of NOCF, the Compensation Committee excluded the impact of the losses in inventory and other costs related to COVID-19 and the two Guatemalan hurricanes.

(1)	Mr. Bezerra, Ms. Cerioli and Ms. Gordon were not participants in the 2018-2020 LTIP Performance Cycle as they were not employed by us at the beginning of the cycle.

Adjustment of the 2020-2022 Performance Cycle Targets. As discussed above, based on the unprecedented impact of COVID-19 on the three-year metrics established for LTIP awards for the 2020-2022 LTIP Performance Cycle, the Compensation Committee adjusted downward the targets of (i) Net Sales Growth (2022 Net Sales / 2019 Net Sales), (ii) ROE (2022 Net Income/ Average Equity) and (iii) 2020 Net Operating Cash Flow / Average Equity in light of the 2020 financial results.

Equity Awards

Why we make equity awards. In order to create a properly balanced compensation program, the Compensation Committee supplements the cash components of the executive compensation program with equity awards. Each NEO is eligible to receive an annual equity compensation award. The Company believes, based on its performance-based approach to compensation, that equity ownership in the Company is important to tie the level of compensation to the performance of the Ordinary Shares and shareholder gains; the Company believes this is particularly important for NEOs. Because equity compensation awards vest over a period of years, they also provide a retention component and create an incentive for executives to create sustained growth. For 2020, the Compensation Committee determined that it would continue to use restricted stock units (RSUs) that vest on a four-year period based on service and performance-based restricted stock units (PSUs) that are earned based on the Company’s annual EBITDA and, to the extent earned, vest over a three-year period.

How equity awards are determined. Guidelines for the number of annual RSUs, PSUs or restricted share awards granted to each NEO are determined using a procedure approved by the Compensation Committee based upon the executive officer’s position and responsibilities, job level, performance, and the value of the award at the time of grant. The Compensation Committee also considers peer group data presented in by its independent compensation consultant, Willis Towers Watson, in making such awards. In addition, the Compensation Committee may make additional equity awards following a significant change in job responsibility or in recognition of a significant achievement. The Compensation Committee generally does not consider the number of Ordinary Shares already held by NEOs when making grants, as it believes that awards should be given based on successful job Performance and should not be discounted on account of accumulated equity value. Further, the Compensation Committee believes that competitors, who may try to hire our NEOs would not give full credit for existing equity ownership and, to remain competitive, similarly do not take into account previous awards when approving new grants.

2020 Equity Awards. In February 2020, the Compensation Committee recommended and the Board (or the independent directors in the case of the CEO) awarded the following PSUs and RSUs to its NEOs:

Name	Target PSU Award	Target RSU Award
Mohammad Abu-Ghazaleh	40,000	50,000
Youssef Zakharia	18,599	18,599
Eduardo Bezerra	2,881	2,881
Annunciata Cerioli	3,063	3,063
Marlene M. Gordon	3,063	3,063

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COMPENSATION DISCUSSION AND ANALYSIS

Terms of PSUs and 2020 Results. The performance objective was based on a specific EBITDA goal for the 2020 fiscal year with a minimum threshold at 80% target achievement. Assuming the target is met, each NEO may earn between 80% to 100% of the PSU award depending on the actual EBITDA performance. The percentage of the PSU award earned will then vest equally over the three-year period commencing on the first anniversary of the grant date. However, we do not settle vested PSUs until six months after termination of employment by the NEO.

For 2020, the Compensation Committee set the PSU target as 2020 EBITDA of $252 million. In February 2021, based on a review of our financial results, the Compensation Committee determined that the Company had achieved adjusted EBITDA of $208 million for 2020, which was 83% of the established goal. Based on such results, the Compensation Committee recommended and the Board (or the independent directors in the case of the CEO) approved that the PSUs had been earned as follows:

Performance Period	Grant Date	Performance Measure	Target	Actual*	% Earned

Fiscal 2020	March 2, 2020	EBITDA	$252 Million	$208 Million	83%
*

As discussed above, in connection with the calculation of NOCF, the Compensation Committee excluded the impact of losses in inventory and other costs related to COVID-19 and the two Guatemalan hurricanes.

Other Compensation Components

The Compensation Committee provides additional benefits to the NEOs that are customary for executives of similar rank to enable our executives to focus on our business and enhance their commitment to us.

Severance Arrangements and Payments upon a Change of Control: We are subject to a legacy Executive Retention and Severance Agreement for the CEO which was adopted in 2003. As further described under the heading “Potential Payments Upon Termination or Change-in-Control,” this severance agreement provides that to the extent that (1) the CEO is terminated by the Company other than for “cause”, (2) if the CEO terminates his employment for “good reason”, or (3) if he is terminated without “cause” in connection with a change in control, the CEO is entitled to certain severance payments consideration, an enhanced payment to take into effect any taxes due on the consideration, and other benefits. In consideration of the Company entering into this agreement, the CEO agreed to a two-year period following the termination of his employment during which he cannot solicit the Company’s employees, distributors, vendors or customers. The severance agreement for the CEO contains a provision requiring the company to reimburse the CEO for IRS Section 280G excise tax and applicable taxes thereon that may be triggered by a change in control, although the CEO should not be subject to any such excise tax under Section 280G because he is not subject to United States income tax.

Each of our other NEOs are covered by our general severance policy applicable to U.S. employees, which provides a maximum of twenty-six weeks severance based upon the years of service of each participant.

Perquisites: No significant pension or welfare benefits are available to NEOs other than the broad-based 401(k) plan, health and welfare benefits, and life insurance that are generally available to most of our full-time employees.

Life Insurance Benefits. We provide term life insurance to all U.S. employees of two times their base salary up to a maximum of $600,000. In lieu of this benefit, we provide Mr. Abu-Ghazaleh a term life insurance policy providing for a benefit of $3 million, which has not changed since June 2008. As Mr. Abu-Ghazaleh is not a U.S. citizen, the Company must purchase his policy separately from the group life insurance generally available to most of our full-time employees and therefore the cost of this benefit reflects his individual age. However, the Compensation Committee believes that the provision of a term-life insurance of less than 50% of his annual target total direct compensation is appropriate.

Other Benefits. We provide a company car to the CEO and COO. The amounts quantified in the Summary Compensation Table as car benefits are included in “All Other Compensation,” and include the amount that the Company recognized as an expense for fiscal year 2020 for each car (where leased, the annual cost of the lease; where owned by the Company, the depreciation of the car for that year), including the maintenance, insurance and gasoline for that car.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Setting Process

Annually, the Compensation Committee evaluates the design and competitiveness of our executive compensation program.

Role of Compensation Committee and Management. The Compensation Committee evaluates and recommends to the Board (or the independent directors in the case of the CEO) the amount and nature of compensation for all NEOs. In making this determination, the recommendation and advice of certain executives is considered. The Compensation Committee solicits the CEO’s recommendation regarding the Chief Operating Officer’s (the “COO”) compensation. Additionally, the COO provides recommendations annually to the Compensation Committee regarding the compensation of all NEOs, excluding himself and the CEO. The COO’s recommendations are based on the results of his annual performance review of each NEO, at which time each NEO’s individual goals are assessed in light of their achievement of specific strategic goals. Each NEO also provides input about his individual contributions to the Company’s success for the period being assessed. The Compensation Committee reviews each of these performance reviews as part of its compensation setting process.

Role of Independent Compensation Consultant. As discussed above under the responsibilities of the Compensation Committee on page 52, the Compensation Committee has authority to retain compensation consultants and other advisors as it deems appropriate to assist in fulfilling its responsibilities. For 2020, the Compensation Committee engaged Willis Towers Watson as its independent executive compensation consultant to:

•	review the Company’s current compensation program compared to its peer group and other relevant compensation surveys to ensure market competitiveness;

•	evaluate the effectiveness of our compensation strategy and practices in supporting and reinforcing our long-term strategic goals;

•	review and comment on broader aspects of our executive compensation programs, including program philosophy, design and implementation, as requested by the committee;

•

develop a comparative peer group of companies similar in size and complexity to the Company and conduct an annual review of competitive market data (including base salary, annual incentive targets and long-term incentive targets) for the Chief Executive Officer and other executive officers;

•	provide a competitive analysis of our compensation components for our NEOs against our 2019 Peer Group;

•	assist in the design of the executive compensation program and the determination of 2020 compensation for our NEOs;

•	perform a competitive analysis of compensation levels for non-employee directors and provide recommendations for our director compensation program; and

•	review this Compensation Discussion and Analysis.

In addition, Willis Towers Watson attends all committee meetings at the request of the committee and presents relevant data and analysis to the committee for its consideration.

Independence of the Compensation Consultant. The Compensation Committee recognizes the importance of using an independent compensation consultant that is appropriately qualified and that provides services solely to the Compensation Committee and not to the Company.

The Compensation Committee annually reviews its relationship with Willis Towers Watson and determines whether to renew the engagement. Only the Compensation Committee has the right to approve services to be provided by, or to terminate the services of, Willis Towers Watson. Willis Towers Watson and its affiliates do not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on director and executive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

During 2020, the Compensation Committee considered Willis Towers Watson’s independence and determined that the engagement of Willis Towers Watson did not raise any conflict of interest or other issues that would adversely impact Willis Towers Watson’s independence, including using the six factors set forth in the SEC and the NYSE rules regarding compensation advisor conflicts of interest and independence. Accordingly, the Compensation Committee determined Willis Towers Watson to be independent and free from conflicts of interest.

Evaluating Compensation Program Design and Relative Competitive Position

An important basis for structuring the Company’s compensation program and establishing target compensation levels for the Company’s NEOs is the analysis of the compensation packages offered to similarly situated executive officers of peer group companies. As part of its engagement, the Compensation Committee directed Willis Towers Watson to review its comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. The peer group of companies was selected based on the Company’s industry or related industries that are similar in size and complexity of operations, span of control and global reach, vertical integration and business risks. One other secondary consideration of this peer group is that they may be competitors in the marketplace for the Company’s products, but they may also be likely competitors for key personnel and capital investment. The comparative information provided by Willis Towers Watson was obtained from publicly filed reports of each company in the comparative peer group, as well as from nationally recognized compensation surveys. As part of their analysis, consultants from Willis Towers Watson conducted individual interviews with members of senior management and the Compensation Committee to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Willis Towers Watson ultimately developed recommendations and metrics that were presented to the Compensation Committee for its consideration.

2019 Peer Group. In July 2019, the Compensation Committee, based on recommendations from Willis Towers Watson, approved a peer group of food and beverage, agricultural products and consumer products companies of similar size based on revenue, market capitalization, and number of employees as a measure of the complexity of the enterprise (the “2019 Peer Group”). The 2019 Peer Group changed from 2018 except that Pinnacle Foods was removed based on its acquisition by Conagra Brands in October 2018 and Lamb Weston was added to the Peer Group. As a result, the 2019 Peer Group which was used in connection with the 2020 compensation decisions consisted of the following companies:

Brown-Forman Corporation Darling Ingredients, Inc. Hormel Foods Corporation McCormick & Company, Inc. Post Holdings, Inc. The Hain Celestial Group, Inc. The J.M. Smucker Company	Campbell Soup Company Flowers Foods, Inc. Ingredion Incorporated Lamb Weston Sanderson Farms, Inc. The Hershey Company Treehouse Foods, Inc.

In October 2019, Willis Towers Watson updated its executive compensation analysis report to the Compensation Committee. Willis Towers Watson utilized nationally recognized compensation surveys and analyzed competitive practices and the amounts and nature of compensation paid to executive officers of the 2019 Peer Group. Based on the data presented to the Compensation Committee by Willis Towers Watson and the analysis described above, the Compensation Committee has targeted base salary, annual and long-term cash incentive compensation, and equity incentive compensation for NEOs around the 50th percentile of the peer group comparison. The Compensation Committee also targets the overall proportion of total variable compensation (i.e., compensation based on performance) and fixed compensation (i.e., base or guaranteed compensation) for each NEO to be consistent with the 50th percentile of the peer group comparison. In determining the level of compensation provided to its NEOs, the Compensation Committee not only considers the Company’s performance, but also evaluates the Company’s comparative performance against peer group companies, taking into account sales growth, growth in earnings per share (“EPS”), and share price performance, among other factors. In addition, the Compensation Committee considers the Company’s geographic locations, including the greater Miami area, where there is significant competition for employees in the global agricultural and consumer products industries. The Compensation Committee also evaluates individual NEO experience, seniority, and performance, based on both objective and subjective measures, on an annual basis and may award merit salary increases as a result of these

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COMPENSATION DISCUSSION AND ANALYSIS

assessments. This approach ensures that the Company’s compensation programs will enable it to remain competitive in its markets and reward individual NEO performance. While the Compensation Committee targets cash compensation and equity awards in the 50th percentile of the peer group, the Compensation Committee recognizes the Company’s desire to keep the best talent in its executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in the best interests of the Company to negotiate or award total compensation that may deviate from the general benchmark targets described above. Actual pay for each executive is determined based on this premise and is driven by the performance of the executive over time and the annual performance of the Company. Equity grant guidelines are then set by job level, using market survey data and current guidelines to determine the appropriate annual grant levels for the upcoming year.

The Company provides Mr. Abu-Ghazaleh with greater total compensation and benefits (including post-employment benefits) than those provided to other NEOs to reflect the increased level of responsibility and risk faced by Mr. Abu-Ghazaleh as the Company’s CEO. We continue to maintain Mr. Abu-Ghazaleh’s compensation level in accordance with the Compensation Committee’s review of peer group compensation data, as it reflects the competitive nature of compensation paid to chief executive officers within the peer group. The Compensation Committee believes that Mr. Abu-Ghazaleh’s competitive compensation package is important to motivate and retain him as the highly valued top executive of the Company.

2020 Peer Group. In July 2020, Willis Towers Watson reviewed with the Compensation Committee the 2019 Peer Group based on financial measures of company size (revenue, market capitalization, net income and total assets), market for executive talent, and companies subject to the same industry economics. For the 2019 fiscal year, while Fresh Del Monte was the 27th percentile based on net income and below the 25th percentile with respect to market capitalization and total assets, it was in the 47th percentile based on revenue (which they believed was most indicative measure). Willis Towers Watson also noted that 13 of the 14 companies in the 2019 Peer Group were also identified as peers by ISS. Based on this information Willis Towers Watson recommended and the Compensation Committee approved maintaining the same peer companies for the 2020 Peer Group.

Consideration of Shareholder Advisory Vote

As part of its compensation setting process, the Compensation Committee annually reviews and considers the results of the prior-year’s shareholder advisory vote on our executive compensation. The Compensation Committee believes that this advisory vote can provide useful feedback regarding whether shareholders believe that the Compensation Committee is achieving its goal of designing an executive compensation program that promotes the best interests of our Company and our shareholders by providing its executives with the appropriate compensation and meaningful incentives. In establishing the 2021 compensation program, the Compensation Committee noted that 95% of the votes cast at the 2020 annual meeting supported our Company’s executive compensation program. In light of this feedback, the Compensation Committee maintained the similar design for the executive compensation program for 2021.

The Compensation Committee intends to annually review the results of the advisory vote and will be cognizant of this feedback as it completes its annual review of each pay element and the total compensation packages for our NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Governance

Stock Ownership Guidelines

The Compensation Committee has adopted stock ownership guidelines to help align the interests of each NEO with those of our shareholders. Under this share ownership policy, each NEO is required to own a specified multiple of his annual base salary corresponding to its value in Ordinary Shares.

Executive	Title	Stock Ownership Guideline
Mohammad Abu-Ghazaleh	Chief Executive Officer	5x Base Salary
Eduardo Bezerra	Chief Financial Officer	2x Base Salary
Youssef Zakharia	Chief Operating Officer	3x Base Salary
Annunciata Cerioli	SVP North America	2x Base Salary
Marlene M. Gordon	SVP, Chief Administrative Officer & General Counsel	2x Base Salary

Each NEO is required to meet this share ownership guideline within five years from the date they assumed a position that required such level of ownership. For purposes of determining whether share ownership requirement has been met, we will use the grant price value of the shares to calculate the percentage of ownership against the respective multiples of NEOs base salary requirement.

As of March 1, 2021, our CEO was in compliance with the stock ownership guidelines while all of our other current NEOs are within the first five years of his or her position. However, we believe each executive is on track to meet the share ownership requirement.

Prohibitions on Hedging

The Company’s Insider Trading Policy and hedging policy prohibits our directors, officers and employees from engaging in hedging, speculative or other transactions that hedge or offset any decrease in the market value of Fresh Del Monte Produce stock (including swaps, forwards, options and futures) except in certain very limited circumstances.

Tax Deductibility of Compensation

Code Sections 280G and 4999. Sections 280G and 4999 of the Internal Revenue Code (the “Code”) limit our ability to take a tax deduction for certain “excess parachute payments” (as defined in the Code) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance and other payments from us that are contingent on or in connection with a change of control. The Compensation Committee considered the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structured certain post-termination compensation payable to our CEO. The potential adverse tax consequences to us and/or the executive, however, are not necessarily determinative factors in such decisions. The severance agreement for the CEO contains a provision requiring us to reimburse the CEO for IRS Section 280G excise tax and applicable taxes thereon that may be triggered by a change in control. However, as our CEO is currently not a U.S. person, and therefore not subject to United States income tax, we do not expect that he will be subject to any such excise tax under Section 280G.

Code Section 409A. Under Section 409A of the Code, amounts deferred by an NEO under a nonqualified deferred compensation plan (including certain severance plans) may be included in gross income when earned and subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions. We administer our plans consistent with Section 409A requirements and have amended plan documents to reflect Section 409A requirements.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the 2020 fiscal year and in this proxy statement relating to our 2021 Annual General Meeting of Shareholders.

Respectively submitted by the Compensation Committee of the Board:

Michael J. Berthelot, Chair

Charles Beard, Jr.

John H. Dalton

March 12, 2021

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables, narrative and footnotes discuss the compensation of the Chairman and Chief Executive Officer, the Chief Financial Officer, and the two other most highly compensated executive officers in 2020, who are referred to as named executive officers or NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
Mohammad Abu-Ghazaleh Chairman and CEO	2020	1,223,077		2,492,463	2,131,000		64,655	5,911,195
	2019	1,195,385	1,230,000	2,499,498	600,000		113,145	5,638,028
	2018	1,195,385	—	4,195,643	1,173,300		102,004	6,666,331
Eduardo Bezerra SVP and CFO	2020	402,596	—	159,586	202,438	(4)	39,393	804,013
	2019	302,678	—	201,302	128,649		49,898	682,527
Youssef Zakharia President and COO	2020	866,346	—	1,030,293	632,903		68,818	2,598,360
	2019	846,731	—	971,964	522,542		64,302	2,405,539
	2018	846,731	—	1,028,120	104,125		47,504	2,026,480
Annunciata Cerioli SVP North America	2020	544,269	—	169,691	302,357	(5)	37,674	1,053,991
	2019	418,385	—	138,955	194,855		20,398	772,592
Marlene M. Gordon SVP, Chief Administrative Officer & General Counsel	2020	453,897		166,443	263,360	(6)	12,341	896,041
	2019	410,415		111,121	196,551		7,758	725,845

(1)

These amounts represent the grant date fair value of target PSUs, which represents the probable attainment level of these awards at the time of grant, and RSUs. Those assumptions can be found in note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the 2020 fiscal year. On March 2, 2020, NEOs were awarded PSUs at grant price of $27.42 (closing share price on the grant date) under the 2014 Omnibus Plan. PSUs are assumed at a 100% potential payout which is the maximum amount for this award plus the corresponding Dividend Equivalent Units (DEUs). For the actual number of PSUs earned for the 2019-2021 and 2020-2021 performance periods, see the 2020 Outstanding Equity Awards at Fiscal Year End table. Also, on March 2, 2020, NEOs were granted time-based RSUs at a grant price of $27.42 (closing share price on the grant date) under the 2014 Omnibus Plan.

(2)

The amounts shown in the column include the cash awards (i) earned with respect to 2020 performance under the CEO AIP and under the 2020 Senior Executive AIP and (ii) earned under the LTIP cycle ended for the relevant year to the extent that the NEO was eligible. For 2020, Mr. Abu-Ghazaleh earned an AIP award of $876,000 and a 2018-2020 LTIP payout of $972,000. For 2020, Mr. Zakharia earned an AIP award of $344,675 and a 2018-2020 LTIP payout of $208,250. Neither Mr. Bezerra, Ms. Cerioli nor Ms. Gordon were eligible for a payout under the 2018-2020 LTIP Performance Cycle as they were not employed by us at the beginning of the performance period. For more details about these plans, please refer to the “Compensation Discussion and Analysis – Annual Cash Incentive Awards” and “Compensation Discussion and Analysis – Long Term Incentive Awards.”

(3)

The All Other Compensation column includes perquisites and other benefits. The amounts quantified below as car benefits include the amount that the Company recognized as an expense for the 2020 fiscal year for each car (where leased, the annual cost of the lease, where owned by the Company, the depreciation of the car for that year), including the maintenance, insurance, and fuel expenses. The amount for Mr. Abu-Ghazaleh includes a car benefit of $13,330, term life insurance policy at an expense to the Company of $42,866, medical and dental insurance premiums of $6,360 and $1,130 respectively. For Mr. Zakharia, the amount of $68,818 includes his car benefit and Health and Welfare Plan. The amounts for Mr. Bezerra, Ms. Cerioli and Ms. Gordon include the Fresh Del Monte Produce Health and Welfare Plan plus 401(k) employer match.

(4)	The amount shown in this column is only related to Mr. Bezerra’s award under the 2020 Senior Executive AIP as Mr. Bezerra was not an employee at the beginning of the 2018-2020 LTIP Performance Cycle.
(5)	The amount shown in this column is only related to Ms. Cerioli’s award under the 2020 Senior Executive AIP as Ms. Cerioli was not an employee at the beginning of the 2018-2020 LTIP Performance Cycle.
(6)	The amount shown in this column is only related to Ms. Gordon’s award under the 2020 Senior Executive AIP as Ms. Gordon was not an employee at the beginning of the 2018-2020 LTIP Performance Cycle.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards for the 2020 Fiscal Year

The following table provides information about equity and non-equity awards granted to our NEOs in the 2020 fiscal year.

Name	Plan	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards ($)(1)				Estimated Future Payouts under Equity Incentive Plan Awards (#)(2)		All Other Share Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(3)
			Threshold	Target		Maximum	Threshold	Target
Mohammad Abu-Ghazaleh Chairman and CEO	2011 CEO Annual Incentive Plan	01/01/2020	600,000	1,200,000		3,000,000
	2020-2022 LTIP	01/01/2020	600,000	1,200,000		1,800,000
	PSUs	03/02/2020					32,000	40,000		1,096,800
	RSUs	03/02/2020							50,000	1,371,000
Eduardo Bezerra SVP and CFO	2020 Senior Executive AIP	01/01/2020		197,500
	2020-2022 LTIP	01/01/2020				138,250
	PSUs	03/02/2020					2,305	2,881		78,997
	RSUs	03/02/2020							2,881	78,997
Youssef Zakharia President and COO	2020 Senior Executive AIP	01/01/2020		425,000
	2020-2022 LTIP	01/01/2020				297,500
	PSUs	03/02/2020					14,879	18,599		509,985
	RSUs	03/02/2020							18,599	509,985
Annunciata Cerioli SVP North America.	2020 Senior Executive AIP	05/01/2020		300,000	(4)
	2020-2022 LTIP	01/01/2020				210,900
	PSUs	03/02/2020					2,450	3,063		83,987
	RSUs	03/02/2020							3,063	83,987
Marlene M. Gordon Chief Administrative Officer & General Counsel	2020 Senior Executive AIP	01/01/2020		256,000	(5)
	2020-2022 LTIP	01/01/2020				179,200
	PSUs	03/02/2020					2,404	3,063		83,987
	RSUs	03/02/2020							3,063	83,987

(1)

Reflects potential value of the payout pursuant to the terms of the plan awards for the 2020 fiscal year under the CEO AIP and 2020-2022 LTIP for our CEO, Mr. Abu-Ghazaleh, and the Senior Executive AIP and 2020-2022 LTIP for the other NEOs, as described in the section captioned Executive Compensation under the heading “Compensation Discussion and Analysis—Annual Cash Incentive Awards” and “Long Term Incentive Awards.”

(2)

On March 2, 2020, the Company awarded PSUs to its NEOs with a grant date price of $27.42 per share under the 2014 Omnibus Plan. The PSUs were subject to meeting a target performance goal of $252 million in EBITDA for fiscal 2020 with a minimum threshold at 80% target achievement. The performance goal for this award was met at 83% (EBITDA at $209M) which resulted in each NEO vesting in 83% of the awarded PSUs and forfeiting the remainder.

(3)

Represents the grant date fair value for the equity awards reported in this table. For the PSUs for each NEO, the amount represents the fair market value at the award date based upon the probable outcome of the performance conditions. Refer to “Compensation Discuss and Analysis—Equity Awards” for the descriptions of the PSUs and RSUs.

(4)	In connection with Ms. Cerioli’s promotion in May 2020, her 2020 AIP target opportunity was increased to 50% of her new base salary.
(5)	In connection with Ms. Gordon’s promotion in September 2020, her 2020 AIP target opportunity was increased to 50% of her new base salary.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to outstanding equity awards held by our NEOs at 2020 fiscal year-end.

Name	Type of Equity Award	# of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	# of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
		Exercisable (#)	Unexercisable (#)
Mohammad Abu-Ghazaleh Chairman and CEO	Stock Options	32,200(2)		26.52	02/20/23
	Stock Options	64,400(2)		28.89	04/30/24
	2019 PSUs					27,094(3)	652,153
	2020 PSUs					33,581(4)	808,925
	2017 RSUs					10,440(5)	251,291
	2018 RSUs					20,634(6)	496,660
	2019 RSUs					30,481(7)	733,678
	2020 RSUs					40,460(8)	973,872
Eduardo Bezerra SVP and CFO	2019 PSUs					2,286(9)	55,024
	2020 PSUs					2,418(4)	58,201
	2019 RSUs					3,048(10)	73,365
	2020 RSUs					2,331(8)	56,107
Youssef Zakharia President and COO	2011 PSUs					5,623(11)	135,346
	2013 PSUs					5,527(11)	133,035
	2014 PSUs					5,429(11)	130,676
	2015 PSUs					5,081(11)	122,300
	2016 PSUs					4,219(11)	101,551
	2017 PSUs					14,834(11)	357,054
	2019 PSUs					15,240(3)	366,827
	2020 PSUs					15,614(4)	375,829
	2018 RSUs					3,301(6)	79,455
	2019 RSUs					12,192(7)	293,461
	2020 RSUs					15,051(8)	362,278
Annunciata Cerioli SVP North America	2019 PSUs					3,048(3)	73,365
	2020 PSUs					2,572(4)	61,897
	2019 RSUs					1,219(7)	29,341
	2020 RSUs					2,479(8)	59,670
Marlene M. Gordon SVP, Chief Administrative Officer & General Counsel	2019 PSUs					2,032(3)	48,910
	2020 PSUs					2,523(4)	60,725
	2018 RSUs					819(6)	19,713
	2019 RSUs					1,219(7)	29,341
	2020 RSUs					2,431(8)	58,514

(1)

Represents the dollar value of the unvested RSUs or PSUs multiplied by the closing price of our Ordinary Shares ($24.07) on January 1, 2021, the last day of the 2020 fiscal year. The ultimate value of the awards will depend on the value of our Ordinary Shares on the actual vesting date.

(2)	All Options are fully vested. All options expire 10 years from the grant date.
(3)

Represents PSUs granted on February 20, 2019 to vest between February 20, 2020 and February 20, 2022. The 2019 performance objective for these PSUs was achieved at 100%, which means that 100% of the granted PSUs were earned and will vest equally over a three-year period. The first tranche out of three vested in February 20, 2020. Vested PSUs, other than those granted to Mr. Abu-Ghazaleh, are settled six months after termination of employment. The number of outstanding shares also includes accrued DEUs.

(4)

Represents PSUs granted on March 2, 2020 to vest between March 2, 2021 and March 2, 2023. The 2020 performance objective for these Performance Restricted Stock Units was achieved at 83%, which means that 83% of the granted PSUs were achieved and will be earned based on the time-based schedule. The number disclosed above already represents the achieved PSUs at 83%. The first tranche out of three will vest on March 2, 2021. The number of outstanding shares also include accrued dividends shares.

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EXECUTIVE COMPENSATION

(5)	Represents unvested RSUs that will finish vested on February 22, 2021. These outstanding RSUs represent the last tranche out of 5 equal tranches of the 2017 RSU grant,
(6)	Represents unvested RSUs that will continue to vest on February 21, 2021 and February 21, 2022. These outstanding RSUs represent 2 unvested tranches out of 5 equal tranches of the 2018 RSU grant,
(7)

Represents unvested RSUs that will continue to vest on February 20, 2021, February 20, 2022 and February 20, 2023. These outstanding RSUs represent 3 unvested tranches out of 5 equal tranches of the 2019 RSU grant,

(8)

Represents unvested RSUs that will continue to vest on March 2, 2021, March 2, 2022, March 2, 2023 and March 2, 2024. These outstanding RSUs represent 4 unvested tranches out of 5 equal tranches of the 2020 RSU grant,

(9)

Represents PSUs granted on July 31, 2019 to finish vesting between July 31, 2021 and July 31, 2022. The 2019 performance objective for these PSUs was achieved at 101% which means that 100% of the granted PSUs were earned and will vest equally over a three-year period. The first tranche out of three equal tranches vested on July 31, 2020. The number of outstanding shares also includes accrued DEUs.

(10)

Represents unvested RSUs that will continue to vest on March 25, 2021, March 25, 2022, and March 25, 2023. These outstanding RSUs represent 3 unvested tranches out of 5 equal tranches of the 2019 RSU grant,

(11)

Represents PSUs granted in the referenced year, all of which are fully vested. Vested PSUs will be settled six months after termination of employment. The number of outstanding shares also includes accrued DEUs grant.

Option Exercises and Stock Vested Table for the 2020 Fiscal Year

The following table sets forth information with respect to the named executive officers concerning the vesting of RSUs and PSUs in fiscal 2020. No options were exercised during the 2020 fiscal year.

	Stock Awards(1)
Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)(1)
Mohammad Abu-Ghazaleh Chairman and CEO	76,658(2)	2,224,360
Eduardo Bezerra SVP and CFO	2,342(3)	65,175
Youssef Zakharia President and COO	20,957(4)	607,714
Annunciata Cerioli SVP North America	2,029(5)	60,609
Marlene M. Gordon SVP, Chief Administrative Officer and General Counsel	2,087(6)	59,712

(1)	The dollar value realized represents the market value at vesting date using the FDP closing stock price on vesting date.
(2)

Represents 25,664 PSUs (includes DEUs) from the 2017 and 2019 PSU grants that vested on March 2, 2020, plus 50,994 RSUs (includes DEUs) from the 2016, 2017, 2018, 2019 and 2020 RSU grants that vested on February 20, February 21, February 22, February 24, and March 2, 2020.

(3)

Represents 762 PSUs (includes DEUs) from the 2019 PSU Grant that vested on July 31, 2020 (first tranche out of three equivalent tranches), plus 1,580 RSUs (includes DEUs) that vested on March 2 and March 25, 2020. These RSUs are from the 2019 and 2020 RSU grants.

(4)

Represent 4,944 PSUs (includes DEUs) from the 2017 PSU grant that vested on February 22, 2019 (last tranche out of three equivalent tranches), plus 5,080 PSUs (includes DEUs) from the 2019 PSU grant that vested on February 20, 2020 (first tranche out of three equivalent tranches), plus 10,933 RSUs (includes DEUs) that vested on February 20, February 21, March 2 and August 3, 2020. These RSUs are from 2016, 2018, 2019 and 2020 RSU grants.

(5)

Represents 1,016 PSUs (includes DEUs) from the 2019 PSU Grant that vested on Feb 20, 2020 (first tranche out of three equivalent tranches), plus 1,013 RSUs (includes DEUs) that vested on February 20 and March 2 of 2020. These RSUs are from the 2019 and 2020 RSU grants.

(6)

Represents 677 PSUs (includes DEUs) from the 2019 PSU Grant that vested on February 20, 2020 (first tranche out of three equivalent tranches), plus 1,410 RSUs (includes DEUs) that vested on February 20, March 2 and June 25, 2020. These RSUs are from the 2018, 2019 and 2020 RSU grants.

Potential Payments Upon Termination or Change-in-Control

Termination in Absence of Change of Control, Death or Disability

Name	Severance Payment	Cash Bonus Payment	Continuation of Medical Benefit(1)	Equity Acceleration(2)	Gross-up on Severance	Total
Mohammad Abu-Ghazaleh	$4,800,000	$1,200,000	$30,400	$251,291		$6,281,691
Eduardo Bezerra	$ 30,385					$ 30,385
Youssef Zakharia	$ 196,154					$ 196,154
Annunciata Cerioli	$ 69,231					$ 69,231
Marlene M. Gordon	$ 59,077					$ 59,077

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EXECUTIVE COMPENSATION

Termination Upon Change of Control

Name	Severance Payment	Cash Bonus Payment	Continuation of Medical Benefit(1)	Equity Acceleration(2)	Gross-up on Severance	Total
Mohammad Abu-Ghazaleh	$9,000,000	$1,200,000	$30,400	$3,915,948		$14,146,34
Eduardo Bezerra	$ 30,385			$ 242,698		$ 273,082
Youssef Zakharia	$ 196,154			$2,457,812		$2,653,966
Annunciata Cerioli	$ 69,231			$ 224,273		$ 293,504
Marlene M. Gordon	$ 59,077			$ 217,204		$ 276,281

(1)

Pursuant to the Executive Retention and Severance Agreement, medical insurance coverage will be provided for Mr. Abu-Ghazaleh until he becomes eligible for medical insurance coverage at a new employer or the fifth anniversary of termination date inclusive of any transition period, whichever is earlier. This amount is based on Company estimates.

(2)

In the event of a termination in absence of change in control, death or disability, any outstanding awards that were granted before 2018 will be accelerated. Awards granted in 2018 or after will be forfeited. Value is determined using the share price at closing on January 1, 2021 (last day of the 2020 fiscal year).

(3)	Value is determined using the share price at closing on January 1, 2021 (last day of the 2020 fiscal year).

Severance Agreement

We entered into an Executive Retention and Severance Agreement with our CEO in 2003. We have not entered into employment or severance agreements with our other NEOs. The Executive Retention and Severance Agreement with our CEO provides for severance payments under certain circumstances as discussed below.

In the event of a Termination Upon Change of Control, which is a termination of the CEO by the Company without Cause or resignation by the CEO for Good Reason each during a Change of Control Window, the CEO is entitled to receive (i) all salary earned through the end of the transition period or the termination date and benefits, (ii) payment of medical premiums until the earlier of the date he is covered by a new employer or five years after the end of the transition period or termination date, (iii) a lump sum cash severance payment equal to 3 times the sum of his annual base salary plus an amount equal to his AIP bonus award determined as if the Company achieved 120% of the financial performance targeted for the year in which the termination occurs, and (iv) a prorated cash bonus payment equal to his AIP bonus award determined as if the Company achieved 100% of such financial performance target. A termination is considered in connection with a Change of Control if the termination occurs within the period commencing on the date that the Company publicly announces the existence of a definitive agreement of a transaction that may result in a change of control and 12 months after the consummation of such a transaction.

In the event of a Termination (Without Cause) in Absence of Change of Control, death or disability, the CEO is entitled to receive the same payments in (i) and (ii) above. In addition, the CEO will receive a lump sum cash severance payment equal to 2 times the sum of his annual base salary plus an amount equal to his AIP bonus award determined as if the Company achieved 100% of the financial performance targeted for the year in which the termination occurs, and a prorated cash bonus payment equal to his AIP bonus award determined as if the Company achieved 100% of such financial performance target.

For purposes of the agreement, “Cause” means (i) the CEO’s willful and continued failure to perform his duties with the Company, except under certain circumstances, (ii) a material, willful breach committed in bad faith of our Code of Conduct and Business Ethics Policy, or (iii) indictment or conviction of a felony based upon a crime. “Change of Control” means (i) any person becomes the beneficial owner of 50% or more of our outstanding Ordinary Shares or the combined voting power of our then-outstanding securities, with certain exceptions, (ii) the Company is party to a merger or consolidation as a result of which the our voting securities of the Company outstanding immediately before the merger or consolidation is less than 50% of the combined voting power of our Company or the surviving entity immediately after the merger or consolidation, (iii) the sale or disposition of all or substantially all of our assets, unless at least 50% of the combined voting power of the entity acquiring those assets is held by persons who held our voting securities immediately prior to the transaction, (iv) a change in the composition of the Board as described in the agreement, (v) the dissolution or liquidation of the Company, unless persons who held our voting securities immediately prior to such liquidation or dissolution hold at least 50% of the combined voting power of the entity that holds all or substantially all of our assets following the dissolution or liquidation, (vi) when the incumbent Chairman ceases to occupy that position, or (vii) any transaction or

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EXECUTIVE COMPENSATION

series of related transactions that has the substantial effect of any of the above. “Good Reason” means any of the following events that are not consented to by the CEO: (i) a reduction or change of the CEO’s status, title, duties, responsibilities, authority or reporting relationship such that he no longer serves in a substantive, senior executive role that is comparable to his role as of the date of the agreement, or no longer reports solely to the Board, or a reduction or change in the composition of executives reporting to him, all of which, in the CEO’s reasonable judgment, represents an adverse change from his status, title, position or responsibilities, authority or reporting relationship; (ii) a reduction in the CEO’s base salary or annual bonus payment; (c) a reduction in the CEO’s benefits; or (d) the Company’s material breach of the terms of the agreement.

The severance payments and benefits described above are conditioned upon the CEO’s execution and delivery of a general release in a form satisfactory to us. The agreement provides that the CEO must abide by certain non-solicitation provisions for a period of two years if we deliver severance payments and benefits. In addition, the agreement contains confidentiality and non-disparagement provisions.

We are required to reimburse the CEO if he is subject to any excise tax due to characterization of any amount payable as excess parachute payments pursuant to Sections 280G and 4999 of the Code. We will gross-up the amount payable to the CEO such that the net amount realizable by the CEO is the same as if there were no such excise taxes or income taxes applied to such reimbursement. However, as our CEO is currently not a U.S. person, and therefore not subject to United States income tax, we do not expect that he will be subject to any such excise tax under Sections 280G or 4999 of the Code.

Acceleration of Equity Awards

Our 2014 Omnibus Plan provides for accelerated vesting of outstanding equity awards upon a change of control. In the case of performance awards, the amount vesting upon the change of control is determined at the greater of an assumed achievement of all relevant performance goals at the “target” level, or the actual level of achievement of all relevant performance goals against target as of the fiscal quarter end preceding the change of control. Unless otherwise provided in an Award agreement, our 2014 Omnibus Plan provides that in the event of a participant’s separation from service due to death or disability, any RSU that has not yet vested shall become immediately vested, and with respect to any PSU, such vesting shall be determined at an assumed achievement of all relevant performance goals at the “target” level.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our CEO.

For 2020, our last completed fiscal year:

•	The median of the annual total compensation of all our employees (other than our CEO) was $5,879.76; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement was $5,911,195.

Based on this information, for 2020 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 1,005 to 1. We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO:

1)

We selected November 30, 2020 as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations. We determined that, as of November 30, 2020, our employee population consisted of approximately 40,532 individuals. This population consisted of our full-time, part-time, and temporary employees employed with us as of the determination date, of which 1,518 were located in the United States and 39,014 were located in the 38 different countries in which we operate.

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EXECUTIVE COMPENSATION

2)	To identify the “median employee” from our employee population, we used the following methodology:

a)	We considered all our employees in the different countries where we are located.

b)	We used the amount of “gross wages” for the identified employees as reflected in our payroll records for the eleven-month period beginning January 1, 2020 and ending November 30, 2020.

c)	We determined our sample size and took a representative sample from each country based on below:

i)	For countries where employee headcount is less than 1% of the total Company headcount, we took a sample of 1 so that all countries will be represented in the analysis;

ii)	For countries whose employee headcount is more than 1% of the total Company headcount, a sample size was determined based on a pre-determined formula;

iii)	Once the sample size from the different countries were determined, random sampling was applied to ensure fairness of data when determining the median employee (sample used in 2020 was 221).

iv)	The resulting random sampling of employees was stacked to identify the median employee.

d)	For gross wages, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding.

3)

For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of $5,879.76. Since the median employee is located in Costa Rica, to arrive at this amount, we converted the employee’s pay from the local currency based on an exchange rate of 610 Costa Rican Colones to each U.S. Dollar (the exchange rate as of November 30, 2020).

4)	For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table included in this proxy statement.

Equity Compensation Plan Information

The following table sets forth information about our Ordinary Shares that may be issued under all of our existing equity compensation plans as of January 1, 2021, the last day of the 2020 fiscal year.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price Of Outstanding Options, Warrants and Rights	Number Of Securities Remaining Available For Future Issuance (Excluding Securities Reflected In Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	615,703(2)	$27.75	651,693(3)
Equity compensation plans not approved by security holders	—	—	—
Total	615,703	$27.75	651,693

(1)

Equity compensation plans approved by security holders include the Company’s 1999 Share Incentive Plan, or 1999 Plan, the 2011 Omnibus Share Incentive Plan, or 2011 Plan, and the 2014 Omnibus Plan. Significant plans are described in our Annual Report on Form 10-K for the 2020 fiscal year.

(2)	Includes 6,500 Ordinary Shares from our 1999 Plan, 69,736 Ordinary Shares from our 2011 Plan and 539,467 Ordinary Shares from our 2014 Omnibus Plan.
(3)	Includes Ordinary Shares from our 2014 Omnibus Plan.

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BENEFICIAL OWNERSHIP OF ORDINARY SHARES

The following table sets forth information as of March 10, 2021 with respect to the beneficial ownership of Ordinary Shares by (a) each shareholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding Ordinary Shares, (b) each current director of the Company and director nominee, (c) each current and former executive officer included in the Summary Compensation Table below and (d) all current directors and executive officers of the Company as a group. The percentages in the third column are based on the 47,404,107 Ordinary Shares outstanding on March 10, 2021. The numbers of Ordinary Shares reflected in the second column include (i) directly and indirectly owned Ordinary Shares; (ii) Ordinary Shares underlying stock options which are currently exercisable, or which become exercisable within 60 days of March 10, 2021; (iii) vested restricted share awards; and (iv) vested restricted share unit awards and related vested DEUs. In each case, except as otherwise indicated in the footnotes to the table, the number of Ordinary Shares shown in the second column are owned directly by the individuals or members of the group named in the first column, with sole voting and dispositive power. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations; inclusion in the table of Ordinary Shares not owned directly by the named director or executive officer does not constitute an admission that such Ordinary Shares are beneficially owned by the director or executive officer for any other purpose. Unless indicated otherwise below, the address of each beneficial owner is c/o Fresh Del Monte Produce Inc., 241 Sevilla Avenue, Coral Gables, Florida 33134.

Name of Beneficial Owner	Number of Ordinary Shares		Percent of Ordinary Shares
Mohammad Abu-Ghazaleh	14,156,415	(1)	29.8%
Amir Abu-Ghazaleh	3,242,134	(2)	6.8%
Ahmad Abu-Ghazaleh	63,668	(3)	*
Charles Beard, Jr.	3,022	(4)	*
Michael J. Berthelot	20,709	(4)	*
Mary Ann Cloyd	5,846	(4)	*
John H. Dalton	78,517	(4)	*
Kristen Colber-Baker	—		—
Lori Tauber Marcus	—		—
Eduardo Bezerra	3,372	(5)	*
Youssef Zakharia	18,856		*
Annunciata Cerioli	1,766		*
Marlene M. Gordon	2,671		*
All directors and executive officers as a group (17 persons)	14,327,502	(6)	30.2%
FMR LLC	7,103,002	(7)	15.0%
BlackRock, Inc.	4,988,793	(8)	10.5%
Dimensional Fund Advisors LP	3,835,703	(9)	8.1%
The Vanguard Group	3,288,526	(10)	7.0%

*	Less than 1%
(1)

Includes (i) 20,000 Ordinary Shares owned directly by Mr. Mohammad Abu-Ghazaleh’s spouse, (ii) 96,600 Ordinary Shares issuable upon exercise of vested stock options and (iii) 7,140,092 Ordinary Shares that Mr. Mohammad Abu-Ghazaleh is deemed to have beneficial ownership pursuant to irrevocable proxies granted to him (the “Irrevocable Proxies”). Mr. Mohammad Abu-Ghazaleh has shared voting power with respect to the 7,140,092 Ordinary Shares beneficially held pursuant to the Irrevocable Proxies but does not have dispositive power with respect to these shares. Of the 14,156,415 Ordinary Shares beneficially owned, 9,036,358 Ordinary Shares have been pledged to banks as security for loans.

(2)

Includes 448 Ordinary Shares issuable pursuant to RSUs and related DEUs that vest within 60 days after March 10, 2021. Pursuant to the Irrevocable Proxies, Mr. Amir Abu-Ghazaleh has shared power to vote the Ordinary Shares and sole power to dispose or direct the disposition of the Ordinary Shares; of this amount, 2,638,889 Ordinary Shares have been pledged to banks as security for loans.

(3)

Includes 448 Ordinary Shares issuable pursuant to RSUs and related DEUs that vest within 60 days after March 10, 2021. Pursuant to the Irrevocable Proxies, Mr. Ahmad Abu-Ghazaleh has shared power to vote the Ordinary Shares and sole power to dispose or direct the disposition of the Ordinary Shares.

(4)	Includes 448 Ordinary Shares issuable pursuant to RSUs and related DEUs that vest within 60 days after March 10, 2021.

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BENEFICIAL OWNERSHIP OF ORDINARY SHARES

(5)	Includes 1,000 Ordinary Shares issuable pursuant to RSUs that vest within 60 days after March 10, 2021.
(6)

Includes an aggregate of (i) 96,600 Ordinary Shares issuable upon exercise of vested stock options and (ii) 3,240 Ordinary Shares issuable pursuant to RSUs and related DEUs that vest within 60 days after March 10, 2021. This amount includes 8,155,132 Ordinary Shares over which Mr. Mohammad Abu-Ghazaleh has shared voting power with persons who are not directors or executive officers of the Company, pursuant to the Irrevocable Proxies. Mr. Mohammad Abu-Ghazaleh does not have dispositive power with respect to any shares that are beneficially held pursuant to the Irrevocable Proxies.

(7)

Reflects Ordinary Shares beneficially owned by FMR LLC (“FMR”) according to Amendment No. 19 to Schedule 13G filed with the SEC on February 8, 2021, which indicates that Fidelity Management & Research Company (“Fidelity”) and Abigail P. Johnson are the beneficial owners of 4,621,746 Ordinary Shares and 7,103,002 Ordinary Shares, respectively. Of these shares, FMR has the (i) sole power to vote or direct the vote with respect to 748,245 of these shares and (ii) sole power to dispose of or direct the disposition of 7,103,002 of these shares. The business address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

(8)

This amount is based solely on Amendment No. 2 to Schedule 13G filed with the SEC on January 27, 2021 by BlackRock, Inc. Of these shares, BlackRock has the (i) sole power to vote or direct the vote with respect to 4,929,621 of these shares and (ii) sole power to dispose or direct the disposition of 4,988,793 of these shares. The business address of BlackRock, Inc. is 55 East 52nd Street New York, NY 10055.

(9)

This amount is based solely on Amendment No. 9 to Schedule 13G filed with the SEC on February 12, 2021, which indicates that Dimensional has the (i) sole power to vote or direct the vote with respect to 3,761,793 of these shares and (ii) sole power to dispose or direct the disposition of 3.835,703 of these shares. The business address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(10)

This amount is based solely on Amendment No. 5 to Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group. Of these shares, The Vanguard Group has the (i) shared power to vote or direct the vote with respect to 39,704 of these shares, (ii) sole power to dispose of or direct the disposition of 3,221,186 of these shares and (iii) shared power to dispose of or direct the disposition of 67,340 of these shares. The business address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

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PROPOSAL 4—APPROVAL OF SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to approve and adopt the following resolution which will adopt the Second Amended and Restated Memorandum and Articles of Association in the form attached hereto as Annex A (the “Proposed Articles”).

“RESOLVED, by special resolution that the existing Amended and Restated Memorandum and Articles of the Company be replaced in their entirety with the Second Amended and Restated Memorandum and Articles of Association attached at Annex A”

Our existing Amended and Restated Memorandum and Articles of Association (the “Existing Articles”) were adopted in 1997 and consequently do not reflect subsequent changes in Cayman Islands law or corporate governance trends and contain many hold-over provisions that are not applicable once we became a public company. As a Cayman Islands company, we are governed by our Existing Articles. Our Existing Articles contain the types of rights, obligations and procedures that are typically contained in the bylaws of a Delaware company. However, under Cayman Islands law these provisions are set forth in the Memorandum and Articles of Association, and require approval by two-thirds of votes cast to be amended.

Our Board believes that it is in the best interests of the Company and its shareholders to amend and restate the Existing Articles to modernize the Existing Articles and better align them with legal and regulatory developments and current corporate governance practices.

A summary of the Proposed Articles is included in this section.

Voting Recommendation

The Board recommends that you vote “FOR” the approval of the following resolution

“RESOLVED, by special resolution that the existing Amended and Restated Memorandum and Articles of the Company be replaced in their entirety with the Second Amended and Restated Memorandum and Articles of Association attached at Annex A”

Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” the approval of the above special resolution approving the Second Amended and Restated Memorandum and Articles of Association.

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APPROVAL OF SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

General Information

We are asking our shareholders to approve and adopt the Second Amended and Restated Memorandum and Articles of Association in the form attached hereto as Annex A (the “Proposed Articles”). Our existing Amended and Restated Memorandum and Articles of Association (the “Existing Articles”) were adopted in 1997 and consequently do not reflect subsequent changes in Cayman Islands law or corporate governance trends and contain many hold-over provisions that are not applicable once we became a public company. As a Cayman Islands company, we are governed by our Memorandum of Association and our Articles of Associations. Our Memorandum and Articles of Association contain the types of rights, obligations and procedures that are typically contained in the bylaws of a Delaware company. The special resolution approving the Proposed Articles must be passed by not less than two-thirds of the votes cast by shareholders who are entitled to vote and are present in person or by proxy at the Annual Meeting. The below is a summary of the proposed amendments and shareholders should refer to the full text of the Proposed Articles in their entirety attached to this proxy statement as Annex A.

The adoption of the Proposed Articles will become effective upon approval by the shareholders and filing with the applicable Cayman Islands authority.

Summary of the Proposed Articles

The Proposed Articles have been completely rewritten to use clearer, more precise language, to make administrative revisions eliminating obsolete or inapplicable provisions and generally, to be more in conformity with the format of Memorandum and Articles of Association and bylaws applicable to publicly traded companies. However, a summary of the key substantive differences between the Existing Articles and the Proposed Articles is set forth below:

Clarification of dividend policies

The Proposed Articles align the Board’s authority to declare dividends with the rights and obligations provided by Cayman Islands law and eliminate certain hold-over provisions which are no longer applicable. Specifically, the Proposed Articles grant our Board the exclusive power to declare dividends from any lawfully available funds in the manner and subject to the conditions and restrictions determined by the Board from time to time. Dividends may be forfeited and revert back to the Company if they go unclaimed for a period of the lesser of six years from the date of declaration or one year after dissolution of the Company. The Existing Articles only permit dividends to be paid from profits or the share premium account and do not contemplate the treatment of unclaimed dividends.

Clarification of share repurchase policies and procedures

The Proposed Articles provide that we may repurchase Ordinary Shares in any manner and at any price approved of by our Board. The Existing Articles only permit us to repurchase Ordinary Shares (i) pursuant to a shareholder agreement, (ii) pursuant to a tender offer to all shareholders, (iii) on the market (which would be subject to a price limitation), or (iv) by reference to net asset value. In addition, the Proposed Articles permit us to use any legal sources to repurchase Ordinary Shares, including our capital. The Exiting Articles only permit us to repurchase shares from our profits or from the proceeds of a new issuance of Ordinary Shares.

Changes in shareholder approval requirements with respect to new issuances of securities

The Proposed Articles provide our Board greater flexibility to issue shares of preferred stock to the extent permitted by the rules of the New York Stock Exchange. While the Existing Articles provide for blank check preferred, they also provide that any change to the rights of any class of shares requires the approval of three-fourths of the shares of such class and there must be two shareholders at the meeting. The Existing Articles are not clear as to what types of changes require shareholder approval nor whether future issuances would be deemed to be a change to the rights of any class of shares. The Proposed Articles state that any “materially adverse” change (rather than any change) to the right of any class of shares requires the approval of two-thirds of the shares of the class. The issuance of additional classes of preferred shares will not be deemed “materially adverse” to an outstanding class of preferred shares unless the terms of the preferred shares so provide.

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APPROVAL OF SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

Provide ability of shareholders to act by unanimous written consent

The Proposed Articles conform the provisions regarding actions by shareholders to current Cayman Islands law. Specifically, the Proposed Articles affirmatively state that shareholders are permitted to act by unanimous written consent.

Changes in procedural matters governing meetings of shareholders

The Proposed Articles provide for specific provisions regarding record date and adjournment procedures, affirmatively provide for virtual and telephonic participation and affirmatively provide for shareholders to grant their proxy via telephonic or other electronic communication to provide the Board and shareholders more clarity. The Existing Articles are silent on these matters. The Proposed Articles state that only those shareholders who owned shares as of the record date set by the Board shall be entitled to vote at a meeting. The Proposed Articles also allow adjournment of the meeting by the Chairman or the holders of a majority of the shares entitled to vote.

In addition, the Proposed Articles eliminate a provision of the Existing Articles that stated that a shareholder was not allowed to vote if of “unsound mind or, in respect of whom an order has been made by any court having jurisdiction in lunacy” as the Board believes that this is provision is not appropriate for a public company.

Changes in number of Board Members and procedure for Board to fill Board vacancies

The Proposed Articles provide our Board with greater flexibility in determining the number of Board members necessary for the oversight of the Company and greater ability to appoint new Board members to fill vacancies as needed, and on a more expedited basis. Specifically, the Proposed Articles give our Board the power to set the number of directors, while the Existing Articles provide for a fixed range of between three and nine directors. The Proposed Articles also give our Board the power to appoint a director to fill a vacancy by the vote of a majority of the directors present and voting at a meeting of our Board, subject to quorum provisions. The Existing Articles require that all directors be present at a meeting of the Board in order to appoint an additional director to fill a vacancy.

Changes in Board delegation of authority and alternate directors

The Proposed Articles eliminate inapplicable provisions regarding Board delegation of authority and alternate directors that were no longer relevant to the Company once it became a publicly traded company on the New York Stock Exchange and are not in-line with good corporate governance. The Proposed Articles state that our Board may only delegate its powers to committees made up of our directors, whereas the Existing Articles state the Board may establish committees, local board, and agencies composed of non-directors. The Proposed Articles also remove a director’s ability to appoint an alternate to act in his place at a meeting of our Board.

Changes in procedural matters governing meetings of the Board

The Proposed Articles update and modernize the Existing Articles to conform to the general standards of corporate governance. Specifically, the Proposed Articles permit the Chairman, Chief Executive Officer or any director to call a meeting of our Board, whereas the Existing Articles permit the Chairman, Chief Executive Officer, President or one-third of the directors to call a meeting of our Board. The Proposed Articles state that action cannot be taken at a meeting of our Board unless a quorum of a majority of our Board is present. The Existing Articles set the quorum at three directors, unless otherwise fixed by our Board. In addition, the Proposed Articles require that written notice be provided three days prior to a meeting of our Board and that other procedures be set forth in corporate governance guidelines to be established by the Board. No such notice requirement exists in the Existing Articles.

Changes in procedural matters governing meetings of Committees of the Board

The Proposed Articles update and modernize the Existing Articles to conform to the general standards of corporate governance. Specifically, the Proposed Articles state the quorum required for action to be taken at a committee meeting is a majority of the members of the specific committee of the Board. The vote required to approve any action at a committee meeting is a majority. The Existing Articles provide the authority to create committee, but do not contemplate standards for quorum or action taken.

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APPROVAL OF SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

Expands the events that disqualify a director from serving on our Board

The Proposed Articles update and modernize the Existing Articles to be more in line with current Cayman Island governance standards. Specifically, the Proposed Articles adopt an abandonment concept, and state that a director shall, upon request of the Board, relinquish his or her position as a director if he or she is absent from Board meetings for three consecutive times without leave of absence. In addition, the Proposed Articles state that a director shall, upon request of the Board, relinquish his or her position as a director if he or she is prohibited by law from being a director or ceases to be a director by virtue of any provision of law or is removed from office pursuant to the Proposed Articles.

Changes to indemnification, liability and insurance provisions

The Proposed Articles modify the indemnification, liability and insurance provisions to conform to Cayman Islands law, common market practice and provide the Company an ability to solicit strong candidates for directors and officers. Specifically, the Proposed Articles expressly state that indemnified persons, including officers and directors, shall be indemnified for losses incurred as a result of any act or failure to act in carrying out his or her functions, unless the loss arises through actual fraud or willful default, which shall be determined by a court which is the standard provided under Cayman Islands law. The Existing Articles provide for indemnification for any action resulting from the officers’ and directors’ discharge of duties.

The Proposed Articles modify exculpability for directors by providing that directors shall not be liable to the Company except for instances of actual fraud or willful default, as determined by a court. By comparison, the Existing Articles provide that a director shall not be liable except for instances of dishonesty, as determined by the Company.

The Proposed Articles also require the Company to advance reasonable attorneys’ fees incurred in connection with the defense of any action involving an indemnified person while the Existing Articles only permit the Company to advance reasonable attorneys’ fees. Finally, the Proposed Articles affirmatively provide that the Company can obtain director and officer liability insurance, which is not addressed in the Existing Articles.

Changes in requirements to amend

The Proposed Articles align the Articles with current Cayman Islands law and good corporate governance. Specifically, the Proposed Articles require the approval of two-thirds of the Ordinary Shares in order to amend the Proposed Articles, subject to certain restrictions. The Existing Articles do not address amendment requirements. The Proposed Articles prohibits amendments that retroactively affect indemnification rights, which is not addressed in the Existing Articles.

No change to director nominations by shareholders

The Proposed Articles do not change the ability of shareholders holding 25% or more of the outstanding Ordinary Shares to nominate directors.

No change to advance notice provisions

The Proposed Articles do not change the requirement that proposals or director nominations be brought by the Board or shareholders at least 80 and not more than 100 days prior to the relevant general meeting, or within ten days of the relevant record date if the record date has not been set or falls after that period of time. The Proposed Articles clarify that it is at least 80 and not more than 100 “clear days,” meaning that the mailing and receipt dates are not counted in the 80- and 100-day periods in conformity with the date counting utilized in the Companies Law

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OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules thereunder require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports with the SEC relating to their share ownership and changes in such ownership. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that during the 2020 fiscal year, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% shareholders were complied with on a timely basis, except that Mohammed Abbas, Sergio Mancilla and Charles Beard, Jr. each did not timely file a Form 4 to report vesting transactions and a purchase transaction.

Proxy Solicitation Costs

We will pay the entire cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited on our behalf by directors, officers or employees in person, by telephone, by facsimile or by electronic mail. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of our Ordinary Shares.

Shareholder Proposals and Director Nominations for 2022 Annual General Meeting

Proposals for Inclusion in the Proxy Statement

Shareholders may submit proposals on matters appropriate for shareholder action at shareholder meetings in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2021 Annual General Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied. Such proposals must be received by our directors in care of the Secretary, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134 not later than November 23, 2021.

Proposals not Included in the Proxy Statement and Nominations for Director

Our Memorandum and Articles of Association govern the submission of nominations for director nominations or other business proposals that a shareholder wishes to have considered at the 2022 Annual General Meeting of Shareholders, but which are not included in the 2022 proxy statement. Under our Articles of Association, shareholders must submit such proposals by delivering, by hand or by registered post, a notice setting out the precise language of any such proposal, together with a certificate certifying that such shareholder was a shareholder at the close of business on the relevant record date, to the directors in care of the Secretary, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134. The directors must receive such notice at least 80 and not more than 100 days prior to the relevant general meeting or within 10 days of the relevant record date if such record date has not been set or falls after that period of time. In addition, any shareholder recommending a director must submit in writing the information specified under “Shareholder Nominations of Director Candidates” to the Secretary.

The proxy solicited by the Board for the 2022 Annual General Meeting will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice in a timely manner in accordance with the notice requirements of our Articles of Association, and (ii) any proposal made in accordance with the provisions of the Articles of Association, if the 2022 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-8(b)(2) under the Exchange Act.

The chairman of the 2022 Annual General Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Shareholder Communications

Shareholders or other interested parties may contact any individual director by writing to them in care of the Company’s General Counsel, Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134. This centralized process assists the Board in reviewing and responding to shareholder

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OTHER MATTERS

communications in an appropriate manner. The General Counsel will forward such correspondence only to the intended recipient(s). Communications relating to accounting, audit matters, or internal controls will also be referred to the Audit Committee. Prior to forwarding any correspondence, the General Counsel will review such correspondence and, in her discretion, not forward correspondence deemed to be of a commercial nature or relating to an improper or irrelevant topic. The General Counsel also will attempt to handle the inquiry directly, for example, when it is a request for information about the Company or it is a stock-related matter.

Electronic Delivery

We have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about March 23, 2021. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold shares in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, Computershare Trust Company, N.A. in writing: P.O. Box 505000, Louisville, KY 40233-5000, or by telephone: in the U.S., (877) 282-1168; outside the U.S., (781) 575-4706.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact Computershare as indicated above. Beneficial shareholders can request information about householding from their nominee.

Available Information

We maintain an internet website at www.freshdelmonte.com. Copies of the charters of each of the Audit, Compensation and Governance Committees, together with our Corporate Governance Guidelines and Code of Conduct and Business Ethics Policy, can be found under the Investor Relations—Governance section of our website at www.freshdelmonte.com, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the 2020 fiscal year as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor—SEC Filings link on our website at, www.freshdelmonte.com. A request for a copy of such report should be directed to: Fresh Del Monte Produce Inc., c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134, Attention: Investor Relations. A copy of any exhibit to the Annual Report on Form 10-K for the 2020 fiscal year will be forwarded following receipt of a written request to Investor Relations.

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ANNEX A

THE COMPANIES ACT (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

FRESH DEL MONTE PRODUCE INC.

(Adopted by special resolution passed on [•], 2021)

1.	The name of the Company is FRESH DEL MONTE PRODUCE INC.

2.

The Registered Office of the Company will be situated at the offices of Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman KY1-9005, Cayman Islands, or at such other location within the Cayman Islands as the Board may from time to time determine.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Act.

5.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of each Shareholder of the Company is limited to the amount, if any, unpaid on the Shares held by such Shareholder.

7.

The authorised share capital of the Company is US$2,500,000 divided into (i) 200,000,000 Ordinary Shares of a nominal or par value of US$0.01 each, and (ii) 50,000,000 Preferred Shares of a nominal or par value of US$0.01 each, provided always that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its Shares and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide, every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.

The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

9.	Capitalized terms that are not defined in this Memorandum of Association bear the same meanings as those given in the Articles of Association of the Company.

ANNEX A

THE COMPANIES ACT (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

FRESH DEL MONTE PRODUCE INC.

(Adopted by special resolution passed on [•], 2021)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Law shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Articles”	means these articles of association of the Company, as amended or substituted from time to time;

“Board” and “Board of Directors”	means the board of directors of the Company, or as the case may be, a committee thereof;

“Business Day”	means any day other than Saturday, Sunday, or other day on which commercial banks located in the Cayman Islands and the United States are authorized or required by law or executive order to be closed.

“Chairperson”	means the chairperson of the Board of Directors;

“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;

“Commission”	means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Company”	means FRESH DEL MONTE PRODUCE INC., a Cayman Islands exempted company;

“Companies Act”	means the Companies Act (as amended) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“Company’s Website”	means the main corporate and investors relations website of the Company, the address or domain name of which has been notified to Shareholders;

“Designated Stock Exchange”	means any national securities exchange or automated quotation system on which the Shares or securities are then traded, including but not limited to the New York Stock Exchange;

“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchange;

“Director”	means a member of the Board;

“electronic”	has the meaning given to it in the Electronic Transactions Act;

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ANNEX A

“electronic communication”	means electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by the Board;

“Electronic Transactions Act”	means the Electronic Transactions Act (as amended) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“Independent Director”	means a Director who is an independent director as defined in the Designated Stock Exchange Rules;

“Law”	means the Companies Act and every other law and regulation of the Cayman Islands or any other jurisdiction for the time being in force concerning companies and affecting the Company, including the federal securities laws of the United States;

“Memorandum”	means the memorandum of association of the Company, as amended or substituted from time to time;

“Ordinary Resolution”

means a resolution:

(a) passed by a simple majority of the votes cast by such Shareholders on such matter as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting; or

(b) approved in writing by all of the Shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

For purposes of determining votes cast, abstentions and broker non-votes shall be not be deemed to have been “cast”.

“Ordinary Shares”	Means an ordinary share of a par value of US$0.01 in the capital of the Company and having the rights provided for in these Articles;

“Person”	means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or officer of the Company in which circumstances Person shall mean any natural person;

“Preferred Shares”	a preferred share of a par value of US$0.01 in the capital of the Company;

“Register”	means the register of Shareholders of the Company maintained in accordance with the Companies Act;

“Registered Office”	means the registered office of the Company as required by the Companies Act;

“Registration Agent”	means the Person maintaining the Company’s register of Shareholders;

“Seal”	means the common seal of the Company (if adopted) including any facsimile thereof;

“Secretary”	means any Person (if any) appointed by the Board to perform any of the duties of the secretary of the Company;

“Securities Act”	means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Share”	means a share in the capital of the Company, including the Ordinary Shares and Preferred Shares. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require;

“Shareholder”	means a Person who is registered as the holder of any Share in the Register (a Member as set forth in Section 38 of the Companies Act);

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ANNEX A

“Share Premium Account”	means the share premium account established in accordance with these Articles and the Companies Act;

“signed”	means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

“Special Resolution”

has the meaning given to it in the Companies Act and includes a unanimous written resolution;

For purposes of determining votes cast, abstentions and broker non-votes shall be not be deemed to have been “cast”.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Companies Act;

“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction;

“year”	means calendar year.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)

reference to any determination by the Board or by Directors shall be construed as a determination by the Board in its sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another;

(h)	any requirements as to delivery under these Articles include delivery in the form of an electronic record (as defined in the Electronic Transactions Act) or an electronic communication;

(i)

the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(j)

any requirements as to execution or signature under these Articles including the execution of these Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

3.	Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

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ANNEX A

PRELIMINARY

4.

The Registered Office shall be at such address in the Cayman Islands as the Board may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Board may from time to time determine.

5.

The Company shall keep, or cause to be kept, the Register at such place and with such Person as the Board may from time to time determine and, in the absence of any such determination, the Register shall be kept at the Registered Office.

SHARES

General

6.	Subject to these Articles and, where applicable, the rules of the Designated Stock Exchange, all Shares for the time being unissued shall be under the control of the Board who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as the Board may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Board may reserve an appropriate number of Shares for the time being unissued. For the avoidance of doubt, the Board may in its absolute discretion and without approval of the existing Shareholders, issue Shares or issue other securities in one or more series as the Board deems necessary and appropriate, and determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the Shares held by existing Shareholders, at such times and on such other terms as the Board thinks proper. The Company shall not issue Shares to bearer.

7.

The Board may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Board.

8.	The Board may refuse to accept any application for Shares and may accept any application in whole or in part, for any reason or for no reason.

Modification of Rights

9.

Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class, be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by two-thirds of the votes cast at such a meeting on such resolution. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall have one vote for each Share of the Class held by him. For the purposes of this Article, the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

A-4 | Annex A – Second Amended and Restate Articles of Association	2021 Proxy Statement

ANNEX A

10.

The rights conferred upon the holders of any Shares issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to such Shares issued, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares (for the avoidance of doubt including, without limitation, Preferred Shares) ranking pari passu with or senior to them or the redemption or purchase of any Shares of any Class by the Company.

Transfer and Registration of Shares

11.	The process and procedures for the issuance, transfer and replacement of Shares shall be set forth in the corporate governance policies adopted by the Board.

12.

Title to listed Shares of the Company may be evidenced and transferred in accordance with the laws applicable to and the rules and regulations of the relevant Designated Stock Exchange that are or shall be applicable to such listed Shares.

Alteration of Share Capital

13.	The Company may, from time to time by Ordinary Resolution, increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

14.	The Company may, by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)

subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)

cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

15.	The Shareholders may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

Redemption, Repurchase and Surrender of Shares

16.	Subject to the provisions of the Companies Act and these Articles, the Company may:

(a)

issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder who holds such Shares or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by the Board;

(b)	purchase its own Shares (including any redeemable Shares) in such manner and upon such terms as have been approved by the Board, or are otherwise authorized by these Articles; and

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act, including out of its capital.

17.	The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

Treasury Shares

18.

Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

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ANNEX A

19.

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Shareholders on a winding up) may be declared or paid in respect of a Treasury Share.

20.	The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a Shareholder for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)

a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

21.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

Dividends

22.

Subject to any rights and restrictions for the time being attached to any Shares and the Companies Act, the Board may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor in the manner and subject to the conditions and restrictions as determined by the Board from time to time.

23.

Any dividend payable in cash to the holder of Shares may be paid in any manner determined by the Board. If paid by cheque it will be sent by mail addressed to the holder at his or her address in the Register, or addressed to such person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his, her or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

24.

All dividends unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend unclaimed after a period of the lesser of (i) six (6) years from the date of declaration of such dividend or (ii) one year after dissolution of the Company may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

Fractional Shares

25.

The Board may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

MEETINGS OF SHAREHOLDERS

Ability to Call Meeting

26.

Except as otherwise required by law, a general meeting may only be called by a resolution of a majority of the Board of Directors or by the Chairman of the Board of Directors, provided that an annual general meeting shall be held once in each calendar year.

Notice of General Meetings

27.

The notice requirements to Shareholders for general meetings (whether such meetings are called by the Board of Directors or by Shareholders in accordance with Article 26) shall be set forth in the corporate governance policy adopted by the Board.

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ANNEX A

28.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

29.

Shareholders at a general meeting may only consider proposals or nominations specified in the notice of meeting which shall include any proposal or nomination brought before the meeting (a) by or at the direction of the Board or (b) by a Shareholder who is a Shareholder as at the record date for the relevant meeting and who has tabled or put forward a proposal or nomination for consideration at a general meeting in accordance with the provisions of these Articles. In the case of (b), such proposal or nomination shall only be valid if (i) it contains the precise language of any such proposal or nomination to be considered by Shareholders as shall be determined in the absolute discretion of the Directors and (ii) it is forwarded to the Directors by hand or by registered post, along with a certificate certifying that such Shareholder is a Shareholder as at the record date for the relevant meeting, at least 80 and not more than 100 clear days prior to the relevant general meeting or within 10 clear days of the relevant record date if such record date has not been set or falls after that period of time.

Quorum

30.

No business except for the appointment of a chairperson of the meeting shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Except as otherwise provided by these Articles, the holders of a majority of the Shares entitled to vote at the general meeting, present in person, by remote communication or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that a presence of a larger number may be required by Law.

31.

If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case, then either (i) the chairperson of the meeting or (ii) the holders of a majority of the Shares entitled to be cast by the Shareholder entitled to vote at the general meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

32.

When a meeting is adjourned to another time or place, unless required by Law, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which Shareholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of Shareholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each Shareholders entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Virtual Participation in Meetings

33.

To the extent approved by the Board or the Chairperson, participation for a specific general meeting or all general meetings of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

Adjournment, Cancellation or Postponement

34.

The chairperson may adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business which might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days’ notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid, it shall be unnecessary to give notice of an adjournment.

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ANNEX A

35.

The Board may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Board may determine. Notice of the business to be transacted at such postponed general meeting shall not be required. If a general meeting is postponed in accordance with this Article, the appointment of a proxy will be valid if it is received as required by these Articles not less than forty-eight (48) hours before the time appointed for holding the postponed meeting.

Voting and Proxies

36.

Subject to any rights and restrictions for the time being attached to any Share by Law, at a general meeting, every Shareholder present in person or by proxy shall have one vote for each Ordinary Share of which such Shareholder is the holder and the number of votes set forth in the terms of the Preferred Shares, if any, for each Preferred Share of which such Shareholder is the holder.

37.	Votes may be given either personally or by proxy.

38.

The instrument appointing a proxy shall be (i) in writing under the hand of the appointor or of his or her attorney duly authorised in writing or, if the appointor is a corporation or a company, either under Seal or under the hand of an officer or attorney duly authorised or (ii) by way of a telephone or other similar communication equipment or electronic means approved by the Board from time to time. A proxy need not be a Shareholder. An instrument or other means appointing a proxy may be in any usual or common form or such other form as the Board may approve and, in the case of an instrument appointing a proxy in writing, such instrument shall be deposited with the Company in accordance with the terms of the notice of the relevant general meeting.

DETERMINATION OF RECORD DATE

39.

For the purpose of determining Shareholders entitled to notice of, or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Shareholders for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the requirements of the Designated Stock Exchange, provide that the Register of Shareholders shall be closed for transfers for a stated period which shall not in any case exceed forty days.

40.

In lieu of, or apart from, closing the Register of Shareholders, the Directors may fix in advance or arrears a date as the record date for any such determination of Shareholders entitled to notice of, or to vote at any meeting of the Shareholders or any adjournment thereof, or for the purpose of determining the Shareholders entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Shareholders for any other purpose.

41.

If the Register of Shareholders is not so closed and no record date is fixed for the determination of Shareholders entitled to notice of, or to vote at, a meeting of Shareholders or Shareholders entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

DIRECTORS

Powers and Duties of Directors

42.

Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Board, who may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Board that would have been valid if that resolution had not been passed.

A-8 | Annex A – Second Amended and Restate Articles of Association	2021 Proxy Statement

ANNEX A

43.

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

44.

The Board may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

Number and Term of Office

45.	The Board shall consist of a number of natural persons fixed by resolution of the Board from time to time.

46.

The Directors shall be divided into three (3) classes of equal size, designated as Class I, Class II and Class III, with the number of Directors in each class being as nearly equal as possible. Each Director shall serve for a term ending on the date of the third annual general meeting following the annual general meeting at which such Director was elected. Any increase or decrease in the number of Directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

47.

For so long as Shares are listed on the Designated Stock Exchange, the Directors shall include such number of Independent Directors as applicable law, rules or regulations or the Designated Stock Exchange Rules require, unless the Board resolves to follow any available exceptions or exemptions.

48.

Each Director shall hold office until the earliest to occur of (i) expiration of his or her term as provided in the written agreement with the Company relating to the Director’s term, if any, and the election or appointment of his or her successor, (ii) his or her resignation or (iii) his or her removal pursuant to these Articles notwithstanding any agreement between such Director

Election of Directors

49.

The Directors shall be nominated by the Board or by Shareholders holding at least twenty-five percent (25%) of the votes of the issued and outstanding Ordinary Shares present and entitled to vote thereon, voting as a single class. Once nominated, the Directors shall be elected to the Board of Directors by Ordinary Resolution on the election of such Director at any general meeting called for that purpose at which a quorum is present.

Removal

50.

A Director may be removed from office by Ordinary Resolution, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

Vacancies

51.

The Board, by the affirmative vote of a simple majority of the Directors present and voting at a meeting of the Board of Directors, may at any time and from time to time appoint any person to be a Director to fill a vacancy arising from the resignation or removal of a former Director or as an addition to the existing Board, subject to compliance with director qualification requirements under the Designated Stock Exchange Rules as long as Shares are listed on the Designated Stock Exchange, unless the Board resolves to follow any available exceptions or exemptions.

52.	The continuing Directors may act notwithstanding any vacancy in their body.

Relinquishment of Office of Director

53.	A Director shall have relinquished his or her position as a Director if the Director:

(a)	resigns his or her office by Notice delivered to the Company at the Office or tendered at a meeting of the Board;

(b)	becomes of unsound mind or dies;

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ANNEX A

(c)	without special leave of absence from the Board, is absent from meetings of the Board for three consecutive times and the Board resolves that his or her office be vacated; or

(d)	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his or her creditors;

(e)	is prohibited by Law from being a Director; or

(f)	ceases to be a Director by virtue of any provision of the Companies Act or is removed from office pursuant to these Articles.

Shareholding Qualification

54.	The Board shall determine the qualification for Directors.

Committees of the Board

55.

The Board may delegate any of its powers to committees consisting of one or more directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Board.

56.

Subject to any regulations imposed on it by the Board, a committee appointed by the Board may elect a chairperson of its meetings. If no such chairperson is elected, or if at any meeting the chairperson is not present within sixty (60) minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairperson of the meeting.

57.	Any such delegates as aforesaid may be authorised by the Board to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

Meetings; Voting; Conduct of Business

58.

The Board and each committee thereof may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate its meetings and proceedings as it thinks fit.

59.

A meeting of the Board may be convened by the Secretary on request of the Chairperson, the Chief Executive Officer or by any Director. The Secretary shall convene a meeting of the Board (i) upon written notice of at least three (3) business days to all Directors which notice shall set forth the general nature of the business to be considered of the Board or committee, as the case may be, unless notice is waived by all the Directors either at, before or after the meeting is held and (ii) in accordance with the other procedures set forth in the Corporate Guidelines as approved by the Board from time to time. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Shareholders shall apply mutatis mutandis.

60.

A Director may participate in any meeting of the Board or of any committee thereof by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

61.

The quorum necessary for the transaction of the business of the Board or any committee thereof shall be a majority of the Directors that constitute the Board or the relevant committee, as the case may be, at the time of the notice for such meeting shall be given.

62.	All matters arising at any meeting of the Board or any committee thereof shall be decided by a majority of the votes cast at the meeting, provided that a quorum is present.

63.	Each Director shall be entitled to cast one (1) vote on each matter submitted to the Board, or to any committee thereof of which he or she is a member.

64.

The Directors may elect a chairperson of their meetings and determine the period for which he or she is to hold office; but if no such chairperson is elected, or if at any meeting the chairperson is not present within fifteen (15) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairperson of the meeting.

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ANNEX A

65.	The Board shall cause minutes to be made for the purpose of recording:

(a)	all appointments of officers made by the Board;

(b)	the names of the Directors present at each meeting of the Board and of any committee of the Board; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Board and of committees of Board.

66.

All acts done by any meeting of the Board or of a committee of the Board shall be as valid as if every such Person had been duly appointed and was qualified to be a Director notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director(s) or that such Director(s) were disqualified.

CONFLICT OF INTERESTS

Director Conflicts of Interest

67.

Subject to the Law and to these Articles, no Director or proposed or intending Director shall be disqualified by his or her office from contracting with the Company, either with regard to his or her tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Shareholders for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his or her interest in any contract or arrangement in which he or she is interested in accordance with Article 70 herein. Any such transaction that would reasonably be likely to affect a Director’s status as an “Independent Director”, or that would constitute a “related party transaction” as defined under applicable law or the rules of the Designated Stock Exchange, shall require the approval of the Audit Committee.

68.

A Director who to his or her knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his or her interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he or she knows his or her interest then exists, or in any other case at the first meeting of the Board after he or she knows that he or she is or has become so interested.

69.

Following a declaration being made pursuant to the last preceding two Articles, subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of the Company’s Designated Stock Exchange, and unless disqualified by the Chairperson of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

70.

Subject to any corporate governance policies adopted by the Board, a Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his or her office of Director for such period and on such terms (as to remuneration and otherwise) as the Board may determine and no Director or intending Director shall be disqualified by his or her office from contracting with the Company either with regard to his or her tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his or her interest, may be counted in the quorum present at any meeting of the Board whereat he or she or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he or she may vote on any such appointment or arrangement.

Officers

71.

Subject to these Articles, the Board may from time to time appoint any natural person, whether or not a Director to hold such office in the Company as the Board may think necessary for the administration of the Company.

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ANNEX A

72.

The Board may appoint any natural person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as it thinks fit. Any Secretary or assistant Secretary so appointed by the Board may be removed by the Board.

73.

The Board may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Board may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

NOTICES

74.

Except as otherwise provided in these Articles, at the discretion of the Board, any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it by airmail or by courier service in a prepaid letter addressed to such Shareholder at his or her address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Shareholder may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Board deems it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

75.

Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

76.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five (5) days after the time when the letter containing the same is posted;

(b)

facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	courier service, shall be deemed to have been served forty-eight (48) hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail; or

(e)	placing it on the Company’s Website, shall be deemed to have been served immediately upon the time when the same is placed on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

77.

Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his or her death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his or her name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

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ANNEX A

78.	Notice of every general meeting shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)

every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his or her death or bankruptcy would be entitled to receive notice of the meeting and who has supplied to the Company an address for the giving of notices to him.

No other Person shall be entitled to receive notices of general meetings.

INDEMNIFICATION AND INSURANCE

79.

Every Director and officer of the Company and any former Director or former officer (solely with respect to such former Director’s or officer’s term as such) and any individual who, at the request of the Company, serves or has served as a director, officer, partner or trustee of (i) another corporation, partnership, joint venture or other entity which is a subsidiary of the Company, or (ii) a trust or employee benefit plan associated with the business of the Company or a subsidiary of the Company (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company from and against any claim or liability and all actions, proceedings, costs, charges, damages or expenses (including legal expenses), losses, or liabilities whatsoever which he or she incurred or sustained as a result of any act or failure to act in carrying out their functions (including any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former Director or officer of the Company), including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere other than such liability (if any) that they may incur by reason of their own actual fraud or willful default.

80.

No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or willful default of such Indemnified Person. No person shall be found to have committed actual fraud or willful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

81.

The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

82.

The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

83.

Neither the amendment nor repeal of Articles 79-83 of these Articles, nor the adoption or amendment of any other provision of the Memorandum and Articles of Association of the Company inconsistent with Articles 79-83 of these Articles, shall apply to affect in any respect the applicability of Articles 79-83 of these Articles with respect to any act, or circumstance or condition, or failure to act, which occurred prior to such amendment, repeal or adoption.

2021 Proxy Statement	Annex A – Second Amended and Restate Articles of Association | A-13

ANNEX A

MISCELLANEOUS

The Seal

84.

The Seal shall not be affixed to any instrument except by the authority of any Director provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixing of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as any Director may appoint for the purpose and such Person or Persons as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

85.

The Company may maintain a facsimile of the Seal in such countries or places as the Board may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of any Director provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixing’s of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as any Director may appoint for the purpose and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as any Director may appoint for the purpose.

86.

Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

Accounts, Annual Return and Declaration

87.

The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Board. The books of account shall be kept at the Registered Office, or at such other place or places as the Board thinks fit, and shall always be open to the inspection of the Directors.

88.

The Board may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right to inspect any account or book or document of the Company except as conferred by Law or Designated Stock Exchange Rule or authorised by the Board.

89.

The Board in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

Capitalisation of Reserves

90.	Subject to the Companies Act, the Board may:

(a)

resolve to capitalise an amount standing to the credit of reserves (including the Share Premium Account, capital redemption reserve and profit and loss account), or otherwise available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as the Board may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid

(c)	make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve;

A-14 | Annex A – Second Amended and Restate Articles of Association	2021 Proxy Statement

ANNEX A

(d)

authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalization, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally, do all acts and things required to give effect to the resolution.

Share Premium Account

91.

The Board shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

92.

There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Board such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

Depositary and Clearing Houses

93.

If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Shareholder of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting or of any Class of Shareholders of the Company provided that, if more than one Person is so authorised, the authorisation shall specify the number and Class of Shares in respect of which each such Person is so authorised. A Person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he or she represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Shareholder holding the number and Class of Shares specified in such authorisation.

Non-Recognition of Trusts

94.

No Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register.

Winding Up

95.	If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as he or she thinks fit in satisfaction of creditors’ claims.

96.

If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

Amendment of Articles of Association

97.

Subject to the Companies Act and the provisions set forth herein, the Shareholders may at any time and from time to time by Special Resolution alter or amend these Articles or the Memorandum, in whole or in part.

2021 Proxy Statement	Annex A – Second Amended and Restate Articles of Association | A-15

ANNEX A

Registration by Way of Continuation

98.

The Shareholders may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Board may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to affect the transfer by way of continuation of the Company.

Disclosure

99.

The Board, or any service providers (including the officers, the Secretary and the registered office provider of the Company) specifically authorised by the Board, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

A-16 | Annex A – Second Amended and Restate Articles of Association	2021 Proxy Statement

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:30 a.m., (Eastern Time), on May 4, 2021
Online Go to www.envisionreports.com/FDP or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FDP

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommend a vote FOR the election of the nominees to the Board of Directors and FOR Proposals 2, 3 and 4.

1. Elect three director nominees for a three-year term expiring at the 2024 Annual General Meeting of Shareholders and one director nominee for a two-year term expiring at the 2022 Annual General Meeting of Shareholders:	+

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Mohammad Abu-Ghazaleh	☐	☐	☐	02 - Ahmad Abu-Ghazaleh	☐	☐	☐	03 - Kristin Colber-Baker	☐	☐	☐
04 - Lori Tauber Marcus	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐	3. Approve, by non-binding advisory vote, the compensation of our named executive officers in 2020.	☐	☐	☐
4. Approve and Adopt the Second Amended and Restated Memorandum and Articles of Association.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

Fresh Del Monte Produce Inc.

2021 Annual General Meeting of Shareholders

Wednesday, May 4, 2021

11:30 a.m., Eastern Time,

virtually via the internet at www.meetingcenter.io/235586395

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – FDP2021.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FDP

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Notice of 2021 Annual General Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual General Meeting of Shareholders – May 4, 2021

Mohammad Abu-Ghazaleh and Marlene M. Gordon (the “Proxy Holders”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present at the Annual General Meeting of Fresh Del Monte Produce Inc. to be held at virtually via the internet at www.meetingcenter.io/235586395 on May 4, 2021 at 11:30 a.m., Eastern Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy Holders will have authority to vote FOR the director nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the Proxy Holders are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.